                                                                     EXHIBIT 4.7



                                  $360,000,000

                                CREDIT AGREEMENT

                            DATED AS OF JULY 12, 2001

                                      AMONG

                        PAXSON COMMUNICATIONS CORPORATION

                                   AS BORROWER

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                               CITICORP USA, INC.

                 AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT

                                       AND

                         UNION BANK OF CALIFORNIA, N.A.

                              AS SYNDICATION AGENT

                                       AND

                                    CIBC INC.

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           AS CO-DOCUMENTATION AGENTS

                            -------------------------

                            SALOMON SMITH BARNEY INC.

                   AS SOLE BOOK MANAGER AND SOLE LEAD ARRANGER

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
Article I         Definitions, Interpretation And Accounting Terms......................................1
   Section 1.1.     Defined Terms.......................................................................1
   Section 1.2.     Computation of Time Periods........................................................29
   Section 1.3.     Accounting Terms and Principles....................................................29
   Section 1.4.     Certain Terms......................................................................29

Article II        The Facilities.......................................................................30
   Section 2.1.     The Commitments....................................................................30
   Section 2.2.     Borrowing Procedures...............................................................30
   Section 2.3.     Reduction and Termination of the Revolving Credit Commitments and Term A Loan
                    Commitments........................................................................31
   Section 2.4.     Repayment of Loans.................................................................32
   Section 2.5.     Evidence of Debt...................................................................33
   Section 2.6.     Optional Prepayments...............................................................34
   Section 2.7.     Mandatory Prepayments..............................................................34
   Section 2.8.     Interest...........................................................................36
   Section 2.9.     Conversion/Continuation Option.....................................................36
   Section 2.10.    Fees...............................................................................37
   Section 2.11.    Payments and Computations..........................................................37
   Section 2.12.    Special Provisions Governing Eurodollar Rate Loans.................................40
   Section 2.13.    Capital Adequacy...................................................................41
   Section 2.14.    Taxes..............................................................................41
   Section 2.15.    Substitution of Lenders............................................................43

Article III       Conditions To Loans..................................................................44
   Section 3.1.     Conditions Precedent to Initial Loans..............................................44
   Section 3.2.     Conditions Precedent to Each Loan..................................................46

Article IV        Representations and Warranties.......................................................47
   Section 4.1.     Corporate Existence; Compliance with Law...........................................47
   Section 4.2.     Corporate Power; Authorization; Enforceable Obligations............................48
   Section 4.3.     Ownership of Subsidiaries..........................................................49
   Section 4.4.     FCC Matters........................................................................49
   Section 4.5.     Financial Statements...............................................................50
   Section 4.6.     Material Adverse Change............................................................51
   Section 4.7.     Solvency...........................................................................51
   Section 4.8.     Litigation.........................................................................51
   Section 4.9.     Taxes..............................................................................51
   Section 4.10.    Full Disclosure....................................................................51
   Section 4.11.    Margin Regulations.................................................................52



                                       i



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                                TABLE OF CONTENTS

                                   (CONTINUED)

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
   Section 4.12.    No Burdensome Restrictions; No Defaults............................................52
   Section 4.13.    Investment Company Act; Public Utility Holding Company Act.........................52
   Section 4.14.    Use of Proceeds....................................................................52
   Section 4.15.    Surviving Debt.....................................................................53
   Section 4.16.    Insurance..........................................................................53
   Section 4.17.    Labor Matters......................................................................53
   Section 4.18.    ERISA..............................................................................53
   Section 4.19.    Environmental Matters..............................................................53
   Section 4.20.    Intellectual Property..............................................................55
   Section 4.21.    Title..............................................................................55
   Section 4.22.    New Senior Subordinated Debt Documents; Ranking of Obligations.....................56
   Section 4.23.    Material Agreements................................................................56

Article V         Financial Covenants..................................................................57
   Section 5.1.     Minimum Net Revenue................................................................57
   Section 5.2.     Minimum EBITDA.....................................................................58
   Section 5.3.     Maximum Senior Debt Leverage Ratio.................................................58
   Section 5.4.     Maximum Leverage Ratio.............................................................59
   Section 5.5.     Minimum Interest Coverage Ratio....................................................59
   Section 5.6.     Minimum Fixed Charge Coverage Ratio................................................60
   Section 5.7.     Capital Expenditures...............................................................60

Article VI        Reporting Covenants..................................................................60
   Section 6.1.     Financial Statements...............................................................61
   Section 6.2.     Default Notices....................................................................62
   Section 6.3.     Litigation.........................................................................62
   Section 6.4.     Station Appraisals.................................................................62
   Section 6.5.     Asset Sales........................................................................62
   Section 6.6.     SEC Filings; Press Releases........................................................63
   Section 6.7.     Insurance..........................................................................63
   Section 6.8.     ERISA Matters......................................................................63
   Section 6.9.     Other Information..................................................................63

Article VII       Affirmative Covenants................................................................63
   Section 7.1.     Preservation of Corporate Existence, Etc...........................................64
   Section 7.2.     Compliance with Laws, Etc..........................................................64
   Section 7.3.     Conduct of Business................................................................64
   Section 7.4.     FCC Licenses.......................................................................64
   Section 7.5.     Payment of Taxes, Etc..............................................................64
   Section 7.6.     Maintenance of Insurance...........................................................64




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                                   (CONTINUED)

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
   Section 7.7.     Access.............................................................................65
   Section 7.8.     Keeping of Books...................................................................65
   Section 7.9.     Maintenance of Properties, Etc.....................................................65
   Section 7.10.    Application of Proceeds............................................................65
   Section 7.11.    Environmental......................................................................65
   Section 7.12.    Additional Collateral and Guaranties...............................................66
   Section 7.13.    Interest Rate Contracts............................................................67
   Section 7.14.    Unrestricted Subsidiaries..........................................................67
   Section 7.15.    Dissolution Subsidiaries...........................................................67

Article VIII      Negative Covenants...................................................................68
   Section 8.1.     Indebtedness.......................................................................68
   Section 8.2.     Liens, Etc.........................................................................69
   Section 8.3.     Investments........................................................................70
   Section 8.4.     Sale of Assets.....................................................................71
   Section 8.5.     Restricted Payments................................................................72
   Section 8.6.     Operating Leases; Sale/Leasebacks..................................................72
   Section 8.7.     Restriction on Fundamental Changes; Permitted Acquisitions.........................73
   Section 8.8.     Change in Nature of Business.......................................................73
   Section 8.9.     Transactions with Affiliates.......................................................73
   Section 8.10.    Restrictions on Subsidiary Distributions; No New Negative Pledge...................73
   Section 8.11.    Disposal of Subsidiary Stock.......................................................74
   Section 8.12.    Modification of Constituent Documents..............................................74
   Section 8.13.    Material Agreements................................................................74
   Section 8.14.    Modification of Subordinated Debt Documents and Preferred Stock Documents..........74
   Section 8.15.    Accounting Changes; Fiscal Year....................................................75
   Section 8.16.    Margin Regulations.................................................................75
   Section 8.17.    Cancellation of Indebtedness Owed to It............................................75
   Section 8.18.    No Speculative Transactions........................................................75
   Section 8.19.    Compliance with ERISA..............................................................75

Article IX        Events of Default....................................................................75
   Section 9.1.     Events of Default..................................................................75
   Section 9.2.     Remedies...........................................................................77
   Section 9.3.     Rescission.........................................................................78

Article X         The Administrative Agent and Collateral Agent........................................78
   Section 10.1.    Authorization and Action...........................................................78
   Section 10.2.    Administrative Agent's Reliance, Etc...............................................79



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                                TABLE OF CONTENTS

                                   (CONTINUED)

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
   Section 10.3.    The Administrative Agent Individually..............................................79
   Section 10.4.    Lender Credit Decision.............................................................80
   Section 10.5.    Indemnification....................................................................80
   Section 10.6.    Successor Administrative Agent.....................................................80
   Section 10.7.    Concerning the Collateral and the Collateral Documents.............................81
   Section 10.8.    Collateral Matters Relating to Related Obligations.................................82

Article XI        Miscellaneous........................................................................82
   Section 11.1.    Amendments, Waivers, Etc...........................................................82
   Section 11.2.    Assignments and Participations.....................................................83
   Section 11.3.    Costs and Expenses.................................................................86
   Section 11.4.    Indemnities........................................................................87
   Section 11.5.    Limitation of Liability............................................................88
   Section 11.6.    Right of Set-off...................................................................88
   Section 11.7.    Sharing of Payments, Etc...........................................................88
   Section 11.8.    Notices, Etc.......................................................................89
   Section 11.9.    No Waiver; Remedies................................................................89
   Section 11.10.   Binding Effect.....................................................................89
   Section 11.11.   Governing Law......................................................................90
   Section 11.12.   Submission to Jurisdiction; Service of Process.....................................90
   Section 11.13.   Waiver of Jury Trial...............................................................90
   Section 11.14.   Marshaling; Payments Set Aside.....................................................90
   Section 11.15.   Section Titles.....................................................................91
   Section 11.16.   Execution in Counterparts..........................................................91
   Section 11.17.   Entire Agreement...................................................................91
   Section 11.18.   Confidentiality....................................................................91
   Section 11.19.   Designated Senior Debt.............................................................91

SCHEDULES

Schedule I        -   Commitments
Schedule II       -   Applicable Lending Offices and Addresses for Notices
Schedule III      -   Preferred Stock Documents
Schedule 4.2      -   Consents
Schedule 4.3      -   Ownership of Subsidiaries
Schedule 4.4      -   FCC Licenses
Schedule 4.8      -   Litigation
Schedule 4.16     -   Insurance
Schedule 4.18     -   ERISA
Schedule 8.1      -   Existing Indebtedness
Schedule 8.2      -   Existing Liens
Schedule 8.3      -   Existing Investments


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                                   (CONTINUED)

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
EXHIBITS

Exhibit A       -   Form of Assignment and Acceptance
Exhibit B-1     -   Form of Revolving Credit Note
Exhibit B-2     -   Form of Term A Note
Exhibit B-3     -   Form of Term B Note
Exhibit C       -   Form of Notice of Borrowing
Exhibit D       -   Form of Notice of Conversion or Continuation
Exhibit E       -   Form of Opinion of Counsel for the Loan Parties
Exhibit F       -   Form of Guaranty
Exhibit G       -   Form of Pledge and Security Agreement


                  CREDIT AGREEMENT, dated as of July 12, 2001, among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders (as defined below), CITICORP USA, INC. ("CITICORP"), as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), UNION BANK OF CALIFORNIA, N.A. ("UBOC") as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT") and CIBC, INC. and GENERAL ELECTRIC CAPITAL CORPORATION each as co-documentation agents for the Lenders (in such capacities, the "CO-DOCUMENTATION AGENTS").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement term loans and a revolving credit facility; and

                  WHEREAS, the Lenders are willing to make available to the Borrower such term loans and revolving credit facility upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUISITION AGREEMENT" means any agreement, contract or other document pursuant to which a Loan Party has agreed to consummate a Permitted Acquisition.

                  "ADJUSTED WORKING CAPITAL" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person (excluding cash and cash equivalents) at such date exceeds the Consolidated Current Liabilities of such Person at such date.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

                  "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each general partner or joint venturer of such Person and each Person who is the beneficial owner of 10% or more of the Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENCY COMMISSIONS" means compensation to advertising agencies based on a percentage of gross revenue sold through such agencies.

                  "AGREEMENT" means this Credit Agreement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means (a) with respect to the Term B Loans maintained as (i) Base Rate Loans, a rate equal to 2.00% per annum and (ii) Eurodollar Rate Loans, a rate equal to 3.00% per annum and (b) with respect to Term A Loans and Revolving Loans, (x) during the period commencing on the Closing Date and ending one Business Day after the receipt by the Administrative Agent of the financial statements required to be delivered by SECTION 6.1(B) for the full fiscal quarter ending December 31, 2003, if maintained (i) as Base Rate Loans, a rate equal to 2.00% per annum and (ii) as Eurodollar Rate Loans, a rate equal to 3.00% per annum, and (y) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to
SECTION 6.1) set forth below:

                                                    TERM A LOANS & REVOLVING LOANS
                                     -------------------------------------------------------------
          LEVERAGE RATIO                    BASE RATE LOANS          EURODOLLAR RATE LOANS
------------------------------------ ------------------------------- -----------------------------
Greater than 6 to 1                              2.00%                          3.00%
------------------------------------ ------------------------------- -----------------------------
Equal to or less than 6 to 1 and
greater than 4.5 to 1                            1.75%                          2.75%
------------------------------------ ------------------------------- -----------------------------
Equal to or less than 4.5 to 1                   1.50%                          2.50%
------------------------------------ ------------------------------- -----------------------------

Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans one Business Day after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to SECTION 6.1(B) for each of the first three Fiscal Quarters of each Fiscal Year and SECTION 6.1(C) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in SECTION 6.1(B) or (C), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall equal the highest Applicable Margin set forth above.

                  "APPLICABLE UNUSED COMMITMENT FEE RATE" means 0.50% per annum.

                  "APPROVED FUND" means any Fund that is advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "ARRANGER" means Salomon Smith Barney Inc., in its capacity as sole book manager and sole lead arranger.

                  "ASSET SALE" has the meaning specified in SECTION 8.4.

                  "ASSET SWAP" means any exchange, with any other Person, of (a) assets owned by the Borrower or any of its Subsidiaries for (b) Equivalent Assets of such other Person.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of EXHIBIT A.

                  "AVAILABLE CREDIT" means, at any time, an amount equal to (i) the then effective Revolving Credit Commitments MINUS (ii) the aggregate Revolving Loans at such time.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                  (c) the sum of (i) 0.5% per annum PLUS (ii) the Federal Funds Rate.

                  "BASE RATE LOAN" means any Loan during any period in which it bears interest based on the Base Rate.

                  "BORROWING" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments. A Borrowing may be a Revolving Credit Borrowing, a Term A Loan Borrowing or a Term B Loan Borrowing.

                  "BROADCAST PERMIT" means any Permit relating to the operation of Stations.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included as additions to property, plant or equipment as reflected in the consolidated statement of changes in financial position of the Borrower and its Subsidiaries, including, but not limited to, capital expenditures (a) made in connection with the conversion of a Station from an analog broadcast format to a digital broadcast format, (b) pursuant to joint sales agreements, (c) on capital maintenance and (d) Programming Rights Payments in excess of Programming Amortization Expense.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in the Pledge and Security Agreement.

                  "CASH EQUIVALENTS" means any of the following:

                  (a) U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (b) time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or A-" or higher according to Moody's Investor Services Inc. ("MOODY'S") or Standard & Poors Rating Services ("S&P") (or such similar equivalent rating by at least one "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined in Rule 436 under the Securities Act of 1933));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with: (i) a bank meeting the qualifications described in clause (b) above; or (ii) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined in Rule 436 under the Securities Act)); and

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, PROVIDED that: (i) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined in Rule 436 under the Securities Act)); and
         (ii) such obligations mature within 180 days of the date of acquisition thereof.

                  "CHANGE OF CONTROL" means any event, transaction or occurrence as a result of which (i) either Paxson or NBC ceases to own and control, of record and beneficially, Stock of the Borrower possessing the voting power under normal circumstances to cast 51% or more of the Borrower's Voting Stock or (ii) either Paxson or NBC ceases to have the voting power or the contractual right to elect a majority of the Borrower's board of directors.

                  "CITIBANK" means Citibank, N.A., a national banking association.

                  "CITICORP" has the meaning specified in the preamble to this Agreement.

                  "CLOSING DATE" means the first date on which any Loan is made.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, Term A Loan Commitment, if any, and Term B Loan Commitment and "COMMITMENTS" means the aggregate Revolving Credit Commitments, Term A Loan Commitments and Term B Loan Commitments of all Lenders.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992) and all rules and regulations of the FCC, in each case as from time to time in effect.

                  "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 6.1(D).

                  "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person at any date, the total consolidated current assets of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date which should, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Total Debt and (b) (without duplication of CLAUSE (A) above) the then outstanding principal amount of the Loans.

                  "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CONTROL ACCOUNT LETTER" has the meaning specified in the Pledge and Security Agreement.

                  "CORE BUSINESS" means the ownership or operation of network television stations and cable television channels; the production or purchase of television or cable television programming; the exhibition of television programming via one or more satellite television networks owned by one or more Persons other than the Borrower or any of its Subsidiaries; long form advertising production, in each case (without limiting the ability of the Borrower or its Subsidiaries to distribute or make broadcasts or other transmissions in respect of the foregoing to any location) located in the United States and its territories, including Puerto Rico and the Virgin Islands; and any ancillary activities conducted as of the Closing Date and all other ancillary activities, all of which ancillary activities are and shall at all times be incidental to any of the foregoing.

                  "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits, to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) or pursuant to the terms of Acquisition Agreements and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or materially interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) attachments or judgment Liens not constituting an Event of Default under SECTION 9.1(G).

                  (f) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or materially interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (g) financing statements of a lessor's rights in and to property leased to such Person relating to leases permitted by this Agreement.

                  "DEBT ISSUANCE" means the incurrence of Indebtedness of the type specified in CLAUSE (A) and (b) of the definition of "INDEBTEDNESS" by the Borrower or any of its Subsidiaries.

                  "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "DISSOLUTION SUBSIDIARIES" means each Subsidiary of the Borrower identified as such on SCHEDULE 4.3.

                  "DIVIDEND PAYMENT RATIO" means, with respect to the Borrower for any period, the ratio of (a) EBITDA of the Borrower and its Subsidiaries for such period to (b) the sum of (i) Interest Expense of the Borrower and its Subsidiaries for such period, (ii) scheduled principal payments during such period of Total Debt of the Borrower and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP, and (iii) all cash dividends payable by the Borrower on its 12-1/2% Cumulative Exchangeable Preferred Stock in respect of such period.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any state or territory of the United States of America or the District of Columbia.

                  "EBITDA" means for any period, the sum (without duplication) of the amounts for such period of (a) Consolidated Net Income, (b) Interest Expense (including, for this purpose, dividends and accretions on Preferred Stock to the extent deducted in the calculation of Consolidated Net Income), (c) taxes payable by the Borrower and its Subsidiaries on a consolidated basis to the extent deducted from Consolidated Net Income, (d) total depreciation expense, (e) total amortization expense (excluding Programming Amortization Expense), (f) (to the extent included in such Consolidated Net Income for such period) losses on sales of assets, (g) non-recurring restructuring charges related to the implementation of joint sales agreements, (h) other non-cash items reducing Consolidated Net Income, including (without limitation) stock based compensation, non-cash write-offs of syndicated programming rights contracts entered into before December 31, 2000 and equity losses from any equity Investments resulting from the operation of such business in ordinary course, without giving effect to any extraordinary unusual and non-recurring gains LESS the sum (without duplication) of the amounts for such period of (i) non-cash items increasing Consolidated Net Income, including (without limitation) equity gains from any equity Investments resulting from the operation of such business in ordinary course and (ii) (to the extent included in such Consolidated Net Income for such period) gains on the sales of assets, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries and (unless otherwise defined) in conformity with GAAP. For the purposes of calculating EBITDA for any period, any Permitted Acquisition shall be deemed to have occurred on the first day of such period, any Asset Sale shall be deemed to have occurred as of the day before the first day of such period, and EBITDA shall be adjusted to give effect to such Permitted Acquisition or Asset Sale in accordance with the foregoing.

                  "8% SERIES B CONVERTIBLE EXCHANGEABLE PREFERRED STOCK" means the convertible exchangeable preferred stock of the Borrower designated the 8% Series B Convertible Exchangeable Preferred Stock, issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in a Certificate of Designation dated September 15, 1999.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans including, with respect to any proposed assignment of all or a portion of a Lender's Revolving Credit Commitment, revolving loans, and having a net worth in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials, or (iii) the violation, or alleged violation, of any Environmental Laws.

                  "ENVIRONMENTAL LAWS" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other

Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "EQUITY ISSUANCE" means the issue or sale of any Stock of the Borrower or any of the Subsidiaries of the Borrower by the Borrower or any of the Subsidiaries of the Borrower to any Person other than the Borrower or any of such Subsidiaries.

                  "EQUIVALENT ASSETS" means in respect of (i) any Station, any television station or television stations; and (ii) any Non-Core Business, any Core Business

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA EVENT" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "EURODOLLAR BASE RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "EURODOLLAR LENDING OFFICE" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a

Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% MINUS the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "EURODOLLAR RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

                  "EXCESS CASH FLOW" means, for the Borrower for any period, EBITDA of the Borrower for such period PLUS the sum of (without duplication) (a) the excess, if any, of the Adjusted Working Capital of the Borrower at the beginning of such period over the Adjusted Working Capital of the Borrower at the end of such period and (b) the excess, if any, of Programming Amortization Expense for such period over of Programming Rights Payments for such period LESS the sum of (without duplication) (i) scheduled and mandatory cash interest and principal payments on the Facilities during such period and optional cash principal payments on the Facilities during such period (but, in the case of Revolving Facility, only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments and cash payments of Preferred Stock dividends made by the Borrower or any of its Subsidiaries during such period on other Indebtedness or on Preferred Stock (as the case may be) to the extent such other Indebtedness, Preferred Stock and such payments in respect thereof are permitted by this Agreement, (iii) taxes paid by the Borrower and its Subsidiaries on a consolidated basis, (iv) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, (v) Programming Rights Payments in excess of Programming Amortization Expense and
(vi) the excess, if any, of the Adjusted Working Capital of the Borrower at the end of such period over the Adjusted Working Capital of the Borrower at the beginning of such period.

                  "EXISTING CREDIT FACILITY" means the Borrower's existing credit facility pursuant to the Second Amended and Restated Credit Agreement dated as of April 28, 1998, among the Borrower, the lenders party thereto and UBOC, as agent.

                  "FACILITIES" means (a) the Term A Loan Facility, (b) the Term B Loan Facility and (c) the Revolving Credit Facility.

                  "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale or other disposition of such asset (or assets) at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset (or assets), as reasonably determined by the board of directors of the Borrower and

(b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC LICENSES" means broadcasting and other licenses, authorizations, waivers and permits which are issued from time to time by the FCC.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "FEE LETTER" shall mean the letter dated as of June 12, 2001 addressed to the Borrower from Citicorp, the Arranger, UBOC, CIBC World Markets Corp. and Canadian Imperial Bank of Commerce and accepted by the Borrower on June 12, 2001, with respect to certain fees to be paid by the Borrower from time to time to the other parties thereto.

                  "FINAL MATURITY DATE" means, at any time, the latest to occur of the Term A Loan Maturity Date, the Term B Loan Maturity Date and the Scheduled Termination Date.

                  "FINANCIAL STATEMENTS" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with SECTIONS 4.5 and 6.1.

                  "FISCAL QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "FISCAL YEAR" means the twelve month period ending on December 31.

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any period, the ratio of (a) EBITDA for such period to (b) the consolidated Fixed Charges of the Borrower and its Subsidiaries for such period.

                  "FIXED CHARGES" means, for any Person for any period, the sum of (a) the Interest Expense of such Person for such period, (b) the total federal income tax liability actually payable by such Person in respect of such period, (c) the principal amount of Total Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, (d) all cash dividends paid by such

Person and its Subsidiaries on Preferred Stock in respect of such period to Persons other than such Person and its Subsidiaries and (e) Programming Rights Payments in excess of Programming Amortization Expense.

                  "FUND" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GE CAPITAL FACILITY" means the Borrower's existing credit facility pursuant to the Credit Agreement dated August 28, 1998 among the Borrower, the lenders party thereto and General Electric Capital Corporation, as agent.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTY" means the guaranty of the Obligations of the Borrower (except in respect of the Loan Sub-Portion), in substantially the form of EXHIBIT F, executed by each Subsidiary Guarantor.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty

Obligation shall be equal to the lesser of (x) the amount of the Indebtedness so guaranteed or otherwise supported and (b) the maximum amount of such Person's liability (contingent or otherwise) under such Guaranty Obligation.

                  "HAZARDOUS MATERIALS" means (a) any chemical, material or substance defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTE," "RESTRICTED HAZARDOUS WASTE," or "TOXIC SUBSTANCES" or words of similar import under any applicable Environmental Laws, (b) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any, flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a material hazard to any property of the Borrower or any of its Subsidiaries or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding the Facilities.

                  "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, (f) all capital lease obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) any of the foregoing Indebtedness secured by any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNITEES" has the meaning specified in SECTION 11.4.

                  "INFORMATION MEMORANDUM" means the information memorandum dated June 14, 2001 prepared by the Borrower in connection with the syndication of the Facilities.

                  "INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of (a) EBITDA for such period to (b) consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "INTEREST EXPENSE" means, for any period, the sum of (a) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest and the net cash costs associated with Hedging Contracts) of the Borrower and its Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of the

Borrower and its Subsidiaries, including, without limitation, (i) all interest payable to the Senior Lenders and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (ii) time brokerage and affiliate fees under LMA Agreements relating to the financing of radio or television stations as to which the Borrower or any of its Subsidiaries has an agreement or option to acquire if such Station is not owned by the Borrower at the end of such period, LESS (b) total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period. In determining Interest Expense for any period, there shall be (x) included all interest expense attributable to Indebtedness incurred or assumed by the Borrower or any of their Subsidiaries during the period in connection with any Permitted Acquisition as if such Indebtedness was incurred or assumed on the day before the first day of such period and bore interest from the first day of such period until the date of such incurrence or assumption at a rate per annum equal to the weighted average rate of interest on the other Indebtedness outstanding during such period and (y) excluded Interest Expense attributable to that portion of the principal amount of Indebtedness repaid in connection with an Asset Sale as if such portion of the principal amount of Indebtedness was prepaid on the day before the first day of such period.

                  "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or (x) if deposits of such duration are available to the Administrative Agent, ending nine months thereafter or (y) if deposits of such duration are available to all Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.2 or 2.10, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to SECTION 2.10, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or (x) if deposits of such duration are available to the Administrative Agent, ending nine months thereafter or (y) if deposits of such duration are available to all Lenders, ending twelve months thereafter), as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to SECTION 2.10; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in ARTICLE II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                  (iv) the Borrower may only select an Interest Period in respect of Loans having an aggregate principal amount of at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof; and

                  (v) there shall be outstanding at any one time no more than eight Interest Periods in the aggregate.

                  "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

                  "INVENTORY" has the meaning specified in the Pledge and Security Agreement.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "LEASES" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "LENDER" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "LENDER" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "LEVERAGE RATIO" means, with respect to any period, the ratio of (a) consolidated Total Debt of the Borrower and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

                  "LICENSE SUBSIDIARY" means any wholly-owned Subsidiary of the Borrower which now or hereafter holds a Material FCC License, including the Restricted License Subsidiary.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "LIQUIDITY" means, as at any date of determination, the sum of
(a) the Available Credit in respect of the Revolving Credit Facility and (b) cash and Cash Equivalents of the Borrower at such time.

                  "LMA AGREEMENT" means any agreement pursuant to which the Borrower or any Subsidiary operates an LMA Television Station.

                  "LMA TELEVISION STATION" means any television station operated by the Borrower or any of its Subsidiaries pursuant to a local marketing agreement, time brokerage agreement or similar arrangement.

                  "LOAN" means any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes (if any), each Guaranty, the Fee Letter, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "LOAN PARTY" means each of the Borrower, each Subsidiary Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "LOAN SUB-PORTION" means the portion of the Term B Loan Loans which are applied on the Closing Date to redeem the 12% Junior Preferred Stock in an aggregate amount of $59,100,000.

                  "MARKET RANKED STATIONS" means, from time to time, Stations in order of the highest to lowest "MARKET RANK " based on the number of television households in the television market or "DESIGNATED MARKET AREA (DMA)", as most recently determined by Nielsen Media Research (or its successor) at such time.

                  "MATERIAL ADVERSE CHANGE" means an event or development (a) that would have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) that would adversely affect the legality, validity or enforceability of the Loan Documents or (c) that would adversely affect the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents.

                  "MATERIAL AGREEMENT" means any Subordinated Debt Document, any Preferred Stock Document and the NBC Investment Agreement.

                  "MATERIAL FCC LICENSE" means a FCC License, the cancellation or termination (except pursuant to an Asset Sale permitted hereby) of which could reasonably be expected to (a) result in a Material Adverse Change or (b) prevent any of the top ten Market Ranked Stations from broadcasting its digital or analog signal in accordance with the rules, regulations and requirements of the FCC.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NBC" means National Broadcasting Company, Inc., a Delaware corporation.

                  "NBC INVESTMENT AGREEMENT" means the investment agreement dated as of September 15, 1999 between the Borrower and NBC and the other agreements entered into in connection therewith.

                  "NET CASH PROCEEDS" means proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under CLAUSES (A) through
(E) of SECTION 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; PROVIDED, HOWEVER, that the evidence of each of (I), (II) and (III) are provided to the Administrative Agent in form and substance reasonably satisfactory to it; (b) Property Loss Event; or (c) (i) Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries), or (ii) Debt Issuance, other than a Debt Issuance referred to in
SECTION 8.1, in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; PROVIDED, HOWEVER, that in the case of this clause (c) evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it.

                  "NET REVENUE" means with respect to the Borrower and its Subsidiaries for any period, (a) the aggregate of gross revenues earned during such period LESS (b) the aggregate of Agency Commissions incurred during such period.

                  "NEW SENIOR SUBORDINATED NOTES" means the 10-3/4% Senior Subordinated Notes due July 15, 2008 of the Borrower in the aggregate principal amount of $200,000,000.

                  "NEW SENIOR SUBORDINATED DEBT DOCUMENTS" means the New Senior Subordinated Notes and the Indenture dated as of July 12, 2001 among the Borrower and The Bank of New York, as trustee, pursuant to which the New Senior Subordinated Notes shall be issued in a public offering or in a Rule 144A or other private placement.

                  "9-3/4% SERIES A CONVERTIBLE PREFERRED STOCK" means the convertible preferred stock of the Borrower designated the 9-3/4% Series A Convertible Preferred Stock, issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in a Certificate of Designation dated June 9, 1998.

                  "NON-FUNDING LENDER" has the meaning specified in SECTION 2.2(E).

                  "NON-U.S. LENDER" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "NOTE" means any Revolving Credit Note, Term A Loan Note or Term B Loan Note.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(A).

                  "NOTICE OF CONVERSION OR CONTINUATION" has the meaning specified in SECTION 2.10.

                  "OBLIGATIONS" means the Loans, and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document.

                  "OWNED TELEVISION STATION" means any television station owned by the Borrower or any of its Subsidiaries.

                  "OWNERSHIP REPORT" means with respect to any broadcast radio or television station owned by the Borrower or any of its Subsidiaries, the reports and certifications filed with the FCC pursuant to 47 C.F.R. Section 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

                  "PAXSON" means Lowell W. Paxson, or after his death, his heirs or estate or both.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERMITTED ACQUISITION" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of any Person or operating division of any Person, or all or substantially all the Stock of any Person which (i) is or operates a television broadcasting station or (ii) is consistent with the Borrower's Core Business (such Person being the "TARGET"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving corporation) subject to the satisfaction of each of the following conditions:

                  (a) the Administrative Agent shall receive at least thirty days' prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

                  (b) the Borrower shall have demonstrated, to the Administrative Agent's reasonable satisfaction that (i) until delivery of a Compliance Certificate for the Fiscal Quarter ended March 31, 2004, after giving effect to such proposed acquisition, the Borrower shall have Liquidity of at least $65,000,000 and (ii) after delivery of a Compliance Certificate for the Fiscal Quarter ended March 31, 2004, the Borrower shall be in compliance with the financial covenants set forth in SECTIONS 5.3 through 5.7 on an historical PRO FORMA basis for the period of four Fiscal Quarters ending immediately prior to such proposed acquisition (assuming such acquisition occurred on the first day of the applicable period);

                  (c) such proposed acquisition shall only involve assets located in the United States and its territories, including Puerto Rico and the Virgin Islands;

                  (d) if the Securities of the Target are publicly traded, such proposed acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (e) no additional Indebtedness shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and Target after giving effect to such proposed acquisition, except Indebtedness permitted under SECTION 8.1;

                  (f) the consideration payable, whether in cash or in non-cash assets of the Borrower and its Subsidiaries (determined by reference to the Fair Market Value of such assets), in connection with such proposed acquisition shall not exceed (excluding any portion of such consideration which is paid from an Equity Issuance of the Borrower) $20,000,000 in the aggregate (except that the consideration payable for the proposed acquisitions of the New Orleans and Memphis television broadcasting stations may exceed $20,000,000 individually but shall not exceed $44,000,000 in the aggregate);

                  (g) at or prior to the closing of any proposed acquisition, the Borrower (or the Subsidiary making such acquisition) and the Target shall have executed such documents and taken such actions as may be required under SECTION 7.12;

                  (h) concurrently with delivery of the notice referred to in CLAUSE (A) above, the Borrower shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders, such other financial information, financial analysis, documentation or other information relating to such proposed acquisition as the Administrative Agent or the Requisite Lenders shall reasonably request;

                  (i) on or prior to the date of such proposed acquisition, all necessary and material consents or approvals from or by, all necessary filings with, and all necessary notices to, each Governmental Authority having jurisdiction, including the FCC and the Securities and Exchange Commission, to the extent required to consummate such acquisition, shall have been obtained or made, as the case may be;

                  (j) on or prior to the date of such proposed acquisition, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

                  (k) at the time of such proposed acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and all representations and warranties contained in
         ARTICLE IV and in the other Loan Documents shall be true and correct in all material respects (except to the extent such representation and warranty expressly relates to an earlier date).

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLEDGE AND SECURITY AGREEMENT" means an agreement, in substantially the form of EXHIBIT G, executed by the Borrower, and each Subsidiary Guarantor.

                  "PLEDGED NOTES" has the meaning specified in the Pledge and Security Agreement. "PLEDGED STOCK" has the meaning specified in the Pledge and Security Agreement.

                  "PRE-APPROVED SECURITIZATION TRANSACTION" means a securitization transaction to be entered into by the Borrower or its Subsidiaries and one or more Unrestricted Subsidiaries with respect to Receivables; PROVIDED, HOWEVER, that all documentation providing for such securitization arrangements shall be in form and substance reasonably acceptable to the Administrative Agent, the obligations thereunder shall be non-recourse to the Borrower or its Subsidiaries and the aggregate outstanding amount thereof shall not exceed $35,000,000.

                  "PRE-APPROVED STATION SALE" means any Asset Sale in respect of the Borrower's broadcasting stations in each of (a) WJPX-TV, San Juan, Puerto Rico, (b) WKPV-TV, Ponce, Puerto Rico (c) WJWN-TV, San Sebastian, Puerto Rico,
(d) KPXO(TV), Kaneohe, Hawaii,(e) WPXB (TV), Merrimack, New Hampshire, (f) W34CP, East Orange, New Jersey, (g) WPXU-LP, Amityville, New York, (h) WPXO(TV), Christiansted, St. Croix, U.S. Virgin Islands, (i) KBPX-LP, Houston, Texas, (j) WBPX-LP, West Palm Beach, Florida, (k) W33BZ, Dennis, Maine and (l) WIPX-LP, Indianapolis, Indiana.

                  "PRE-APPROVED TRANSACTION" means any Pre-Approved Securitization Transaction, any Pre-Approved Station Sale or any sale and leaseback transaction permitted by SECTION 8.6.

                  "PREFERRED STOCK" means the 8% Series B Convertible Exchangeable Preferred Stock, the 13-1/4 Cumulative Junior Exchangeable Preferred Stock, the 9-3/4% Series A Convertible Preferred Stock and the 12-1/2% Cumulative Exchangeable Preferred Stock.

                  "PREFERRED STOCK DOCUMENTS" means, in respect of any Preferred Stock, the certificates of designation and any indentures and exchange debentures relating to such Preferred Stock as set forth on SCHEDULE III.

                  "PROGRAM" means any television series or other program produced or distributed for television or cable release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film, videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

                  "PROGRAM CONTRACTS" means all contracts for television broadcast or cable distribution rights of Programs, including, but not limited to, film, music and related audio rights (other than fees payable by the

Borrower to BMI, ASCAP, SECAP and similar organizations for its own accounts) and syndicated series exhibition rights acquired under license agreements.

                  "PROGRAM DEVELOPMENT EXPENSES" means for any period, the aggregate cash payments made by the Borrower and/or any of its Subsidiaries during such period in connection with the development or production of television programming.

                  "PROGRAM RIGHTS" means any right, whether arising under Program Contracts or otherwise, to broadcast, sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

                  "PROGRAM RIGHTS COSTS" means the maximum amount which the Borrower and/or any of its Subsidiaries or its or their co-venturers have furnished or have contractually committed to furnish (to the extent such commitments shall be reflected as an asset or liability on the consolidated balance sheet and the notes thereto of the Borrower) toward the production or acquisition by the Borrower and/or any of its Subsidiaries or its or their co-venturers of any Program Rights with respect to any Program.

                  "PROGRAMMING AMORTIZATION EXPENSE" means, for any period, total amortization expense of the Borrower and/or any of its Subsidiaries for such period which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis in conformity with GAAP.

                  "PROGRAMMING OBLIGATIONS" means at any date of determination, all direct or indirect liabilities, contingent or otherwise, with respect to Program Contracts, Programs or Program Rights (including, without limitation, all Program Rights Costs) of the Borrower and its Subsidiaries, to the extent reflected on the consolidated balance sheet and the notes thereto of the Borrower and its Subsidiaries prepared in conformity with GAAP.

                  "PROGRAMMING RIGHTS PAYMENTS" means, for any period, the aggregate cash payments made by the Borrower and/or any of its Subsidiaries for such period in respect of Programming Obligations, determined on a consolidated basis in conformity with GAAP.

                  "PROJECTIONS" means those financial projections dated June 14, 2001, covering the period from the Fiscal Quarter ended June 30, 2001 through December 31, 2006, inclusive, delivered to the Lenders by the Borrower.

                  "PROPERTY LOSS EVENT" means any loss of or damage to, or condemnation of, property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance or condemnation award in excess of $1,000,000 or any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000.

                  "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Loans owing to such Lender by the aggregate outstanding principal balance of the Revolving Loans owing to all Lenders), (b) with respect to the Term A Loan Facility, the percentage obtained by dividing (i) the Term A Loan Commitment of such Lender by
(ii) the aggregate Term A Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term A Loans and such Lender's Term A Loan Commitment (if any) by the aggregate Term A Loans and Term A Loan Commitments (if any) of all Lenders),
(c) with respect to the Term B Loan Facility, the percentage obtained by dividing (i) the Term B Loan Commitment of such Lender by (ii) the aggregate Term B Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term B Loans by the aggregate Term B Loans of all Lenders) and (d) with respect to all Loans, the percentage obtained by dividing the aggregate outstanding amount of all Loans owing to such Lender by the aggregate amount of all Loans owing to all Lenders.

                  "RECEIVABLES" means amounts due to the Borrower from the sale of advertising time and/or amounts due to the Borrower from the sale or transfer of Program Rights.

                  "REGISTER" has the meaning specified in SECTION 11.2(C).

                  "REINVESTMENT DEFERRED AMOUNT" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not initially applied to prepay the Loans pursuant to SECTION 2.7 as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT" means any Asset Sale referred to in
SECTION 2.7(A)(II)(A) or Property Loss Event referred to in SECTION 2.7(A)(II)(B), in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its, or a Subsidiary Guarantor's, Core Business or effect repairs in the case of a Property Loss Event.

                  "REINVESTMENT PREPAYMENT AMOUNT" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business.

                  "REINVESTMENT PREPAYMENT DATE" means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 180 days after such Reinvestment Event and (ii) the date five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business or effect repairs in the case of a Property Loss Event (or failure to diligently pursue such repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REQUISITE LENDERS" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate principal amount of Revolving Loans then outstanding, (b) the aggregate outstanding amount of the Term A Loan Commitments and, after the Closing Date, the principal amount of all Term A Loans and Term A Loan Commitments (if any) then outstanding and (c) the aggregate outstanding amount of the Term B Loan Commitments and, after the Closing Date, the principal amount of all Term B Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE LENDERS."

                  "REQUISITE REVOLVING CREDIT LENDERS" shall mean Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty percent (50%) of the aggregate principal amount of Revolving Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "REQUISITE REVOLVING CREDIT LENDERS."

                  "REQUISITE TERM A LOAN LENDERS" means Term A Loan Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Term A Loan Commitments or, after the Closing Date, fifty percent (50%) of the principal amount of all Term A Loans and Term A Loan Commitments (if any) then outstanding.

                  "REQUISITE TERM B LOAN LENDERS" means Term B Loan Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Term B Loan Commitments or, after the Closing Date, fifty percent (50%) of the principal amount of all Term B Loans then outstanding.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person, but in any event, with respect to financial matters, the chief financial officer, any treasurer or controller of such Person.

                  "RESTRICTED LICENSE SUBSIDIARY" means Paxson Communications License Company, LLC.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Subsidiary Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any scheduled redemptions, retirement, purchases or other payments, in each case to the extent required to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "REVOLVING CREDIT BORROWING" means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Loans in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
SCHEDULE I under the caption "REVOLVING CREDIT COMMITMENT," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

                  "REVOLVING CREDIT FACILITY" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans.

                  "REVOLVING CREDIT LENDER" means each Lender having a Revolving Credit Commitment.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower which is outstanding to such Lender resulting from the Revolving Loans from time to time owing to such Lender.

                  "REVOLVING CREDIT TERMINATION DATE" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to SECTION 2.3 and (c) the date on which the Obligations become due and payable pursuant to SECTION 9.2.

                  "REVOLVING LOAN" has the meaning specified in SECTION 2.1(A).

                  "SCHEDULED TERMINATION DATE" means June 30, 2006.

                  "SECURED OBLIGATIONS" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "SECURED PARTIES" means the Lenders, the Administrative Agent and any other holder of any of the Obligations.

                  "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "SENIOR DEBT" means the aggregate principal amount of Total Debt of the Borrower LESS the aggregate principal amount of Subordinated Indebtedness included in Total Debt.

                  SENIOR DEBT LEVERAGE RATIO" means, with respect to any period, the ratio of (a) consolidated Senior Debt of the Borrower and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination, both (a) (i) the then fair saleable value of the property of such Person is (x) greater than the total amount of liabilities (including Guaranty Obligations net of the estimated value of any subrogation or contribution rights relating thereto) of such Person and (y) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives, sharing and allocation arrangements and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

                  "SPECTRUM LICENSE" means any FCC License pursuant to or in connection with (a) the FCC's upper 700 MHz (746-764 MHz and 776-794 MHz) band auction or (b) the FCC's lower 700 MHz (698-746 MHz) band auction, PROVIDED THAT, in each case, the expected use of any such FCC License shall not include the transmission of a television signal.

                  "SPECTRUM LICENSE SALE" means an Asset Sale in respect of any Spectrum License.

                  "STATION" means any Owned Television Station and any LMA Television Station.

                  "STATION APPRAISAL" means an appraisal (in form and substance reasonably acceptable to the Administrative Agent) of the fair market value of an Owned Television Station (if sold individually) conducted by an independent third party appraiser reasonably acceptable to the Administrative Agent, as updated from time to time pursuant to SECTION 6.4.

                  "STATION VALUE" shall be the aggregate value of all Owned Television Stations (adjusted to reflect any relevant Asset Sale) as shown in the most recent Station Appraisal for such Stations (including any Stations acquired after the Closing Date, PROVIDED that the Borrower has submitted a Station Appraisal in respect of such Owned Television Station to the Administrative Agent, but excluding stations the sale of which are Pre-Approved Station Sales.

                  "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "STOCK EQUIVALENTS" means all Securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "SUBORDINATED DEBT" means the Indebtedness represented by (a) the New Senior Subordinated Notes, (b) following exchange for, or conversion of any Preferred Stock into, Indebtedness, all such Indebtedness and (c) any other

Indebtedness of the Borrower or any of its Subsidiaries that is subordinated to the Obligations of the Borrower under the Loan Documents or the obligations of any Subsidiary Guarantor under its Guaranty.

                  "SUBORDINATED DEBT DOCUMENTS" means the New Senior Subordinated Notes Documents and any other indentures or other agreements or instruments evidencing or governing the terms of the Subordinated Debt.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person; PROVIDED, HOWEVER, that, for the purposes of this Agreement, each Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower EXCEPT where the term "SUBSIDIARY" is used in the following provisions of this Agreement: (i) the definition of "UNRESTRICTED SUBSIDIARY" in this SECTION 1.1, (ii) SECTIONS 4.1, 4.3, 4.5, 4.8, 4.9, 4.13, 4.17, 4.18, 4.19; (iii) ARTICLE VI; (iv) SECTIONS 7.2, 7.5, 7.7, 7.8, 7.11; and
(v) SECTIONS 9.1 (E) through (H).

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Borrower party to the Guaranty.

                  "SYNDICATION AGENT" has the meaning specified at the beginning of this Agreement.

                  "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAX RETURN" has the meaning specified in SECTION 4.9.

                  "TAXES" has the meaning specified in SECTION 2.15(A).

                  "TERM A LOAN" has the meaning specified in SECTION 2.1(B).

                  "TERM A LOAN BORROWING" means Term A Loans made on the same day by the Term A Loan Lenders ratably according to their respective Term A Loan Commitments.

                  "TERM A LOAN COMMITMENT" means, with respect to each Term A Loan Lender, the commitment of such Lender to make Term A Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I under the caption "TERM A LOAN COMMITMENT" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. Each Term A Lender's Term A Loan Commitment shall be reduced by the amount of Term A Loans made by such Lenders.

                  "TERM A LOAN COMMITMENT TERMINATION DATE" shall mean the earliest of (a) the third anniversary of the Closing Date, (b) the date of termination of the Term A Loan Commitments pursuant to SECTION 2.3 and (c) the date on which the Obligations become due and payable pursuant to SECTION 9.2.

                  "TERM A LOAN FACILITY" means the Term A Loan Commitments and the provisions herein related to the Term A Loans.

                  "TERM A LOAN LENDER" means each Lender having a Term A Loan Commitment.

                  "TERM A LOAN MATURITY DATE" means December 31, 2005.

                  "TERM A LOAN NOTE" means a promissory note of the Borrower payable to the order of any Term A Loan Lender in a principal amount equal to the amount of such Lender's Term A Loan Commitment evidencing the Indebtedness of the Borrower which is outstanding to such Lender resulting from the Term A Loan owing from time to time to such Lender.

                  "TERM B LOAN" has the meaning specified in SECTION 2.1(C).

                  "TERM B LOAN BORROWING" means Term B Loans made on the same day by the Term B Loan Lenders ratably according to their respective Term B Loan Commitments.

                  "TERM B LOAN COMMITMENT" means, with respect to each Term B Loan Lender, the commitment of such Lender to make Term B Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I under the caption "TERM B LOAN COMMITMENT" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. The Term B Loan Commitment shall be reduced to zero after giving effect to the making of the Term B Loans on the Closing Date.

                  "TERM B LOAN FACILITY" means the Term B Loan Commitments and the provisions herein related to the Term B Loans.

                  "TERM B LOAN LENDER" means each Lender having a Term B Loan Commitment.

                  "TERM B LOAN MATURITY DATE" means June 30, 2006.

                  "TERM B LOAN NOTE" means a promissory note of the Borrower payable to the order of any Term B Loan Lender in a principal amount equal to the amount of such Lender's Term B Loan Commitment evidencing the Indebtedness of the Borrower which is outstanding to such Lender resulting from the Term B Loan owing from time to time to such Lender.

                  "13-1/4% CUMULATIVE JUNIOR EXCHANGEABLE PREFERRED STOCK" means the junior exchangeable preferred stock of the Borrower designated the 13-1/4% Cumulative Junior Exchangeable Preferred Stock, issued by the Borrower pursuant to a Certificate of Designation dated July 30, 1998 pursuant to, and with such rights, restrictions, privileges and preferences as set forth in such Certificate of Designation.

                  "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TOTAL DEBT" of any Person means the aggregate amount of all Indebtedness of such Person other than indebtedness in respect of zero coupon Subordinated Debt (or other Subordinated Debt providing for no cash interest payments prior to the Final Maturity Date), the proceeds of which are used to refinance, or which arises from an amendment (providing for no cash interest payments on such debt prior to the Final Maturity Date) to the terms of, the Borrower's 12-1/2% Cumulative Exchangeable Preferred Stock in accordance with the terms of this Agreement.

                  "12% JUNIOR PREFERRED STOCK" means the junior cumulative compounding redeemable preferred stock of the Borrower issued pursuant to a Certificate of Designation dated December 22, 1994.

                  "12-1/2% CUMULATIVE EXCHANGEABLE PREFERRED STOCK" means the exchangeable preferred stock of the Borrower designated the 12-1/2% Cumulative Exchangeable Preferred Stock, issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in a Certificate of Designation dated September 30, 1996.

                  "UNFUNDED PENSION LIABILITY" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(b) the aggregate amount of withdrawal liability that could be assessed under
Section 4063 with respect to each Title IV Plan subject to such SECTION 8.3(E), separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "UNRESTRICTED SUBSIDIARY" means any corporation, partnership or other entity which, but for the operation of this definition, would be a Subsidiary of the Borrower, (a) identified as an Unrestricted Subsidiary on
SCHEDULE 4.3 or (b) (i) created, invested in or acquired by the Borrower or any Subsidiary of the Borrower after April 28, 1998, other than pursuant to a Permitted Acquisition and (ii) designated by a resolution of the board of directors of the Borrower as an Unrestricted Subsidiary and such designation and the basis for such designation are provided in writing to the Administrative Agent; PROVIDED, HOWEVER, that (x) if such Subsidiary is a partnership, such Subsidiary may be an Unrestricted Subsidiary only if neither the Borrower nor a Subsidiary of the Borrower is a general partner of such Subsidiary and (y) no Subsidiary Guarantor shall be designated a Unrestricted Subsidiary.

                  "UNUSED COMMITMENT FEE" has the meaning specified in SECTION 2.11(A).

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option.

                  "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "WITHDRAWAL LIABILITY" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "until" each mean "TO BUT EXCLUDING" and the word "THROUGH" means "TO AND INCLUDING."

                  SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by ARTICLE V or
ARTICLE VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in ARTICLE V or ARTICLE VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4. CERTAIN TERMS.

                  (a) The words "HEREIN," "HEREOF" and "HEREUNDER" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement, instrument and other document defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement, instrument or other document and such consent is obtained (or if such consent is not required), references in this Agreement to such agreement, instrument or other document shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "INCLUDING" when used in any Loan Document means "INCLUDING WITHOUT LIMITATION" except when used in the computation of time periods.

                  (f) The terms "LENDER" and "ADMINISTRATIVE AGENT" include their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to SECTION 10.6, references to Citicorp in SECTION 10.3 and to Citibank in the definition of Base Rate, shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                 THE FACILITIES

                  SECTION 2.1. THE COMMITMENTS.

                  (a) REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans (each a "REVOLVING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this
SECTION 2.1(A).

                  (b) TERM A LOAN COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Term A Loan Lender severally agrees to make loans (each a "TERM A LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Term A Loan Commitment Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Term A Loan Commitment; PROVIDED, HOWEVER, that at no time shall any Lender be obligated to make a Term A Loan in excess of such Lender's Ratable Portion of the Term A Loan Commitments outstanding at such time. Amounts of Term A Loans repaid and prepaid may not be reborrowed.

                  (c) TERM B LOAN COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Term B Loan Lender severally agrees to make a loan (each a "TERM B LOAN") to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term B Loan Commitment. Amounts of Term B Loans repaid and prepaid may not be reborrowed

                  SECTION 2.2. BORROWING PROCEDURES.

                  (a) Each Revolving Credit Borrowing and each Term A Loan Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of EXHIBIT C (a "NOTICE OF BORROWING"), specifying (A) whether such Borrowing is a Revolving Credit Borrowing or a Term A Loan Borrowing, (B) the date of such proposed Borrowing, (C) the aggregate amount of such proposed Borrowing, (D) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (E) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Revolving Loans or, as the case may be, Term A Loans shall be made as Base Rate Loans unless (subject to SECTION 2.12) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each

Revolving Credit Borrowing and Term A Loan Borrowing shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may not request more than four Borrowings per month under the Term A Loan Facility pursuant to this SECTION 2.2.

                  (b) The Term B Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) one Business Day prior to the Closing Date. The Notice of Borrowing shall specify (i) the Closing Date and (ii) the aggregate amount of such proposed Term B Loan Borrowing. The Term B Loans shall be made initially as Base Rate Loans.

                  (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to SECTION 2.13(A). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in SECTION 11.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTIONS
3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this SECTION 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (e) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "NON-FUNDING LENDER"), shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS AND TERM A LOAN COMMITMENTS.

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of (i) the respective Revolving Credit Commitments of the

Revolving Credit Lenders or (ii) the respective Term a Loan Commitments of the Term A Lenders; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans is made pursuant to SECTION 2.7(A) or would be required to be made had the outstanding Revolving Loans equaled the Revolving Credit Commitments then in effect, in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its applicable Ratable Portion of such amount).

                  (c) The Term A Loan Commitments shall be reduced on each date on which a prepayment of the Term A Loans would be required to be made pursuant to SECTION 2.7(A) had the Term A Loan Facility been fully drawn, in the amount of such deemed prepayment which is in excess of the Term A Loan then outstanding (and the Term A Loan Commitment of each Term A Lender shall be reduced by its applicable Ratable Portion of such amount).

                  (d) If, on the second anniversary of the Closing Date, the aggregate Term A Loan Commitments of the Term A Lenders shall exceed $15,000,000, then on such second anniversary, the aggregate Term A Loan Commitments shall be permanently reduced to $15,000,000 (and the Term A Loan Commitment of each Term A Lender shall be reduced to its Ratable Portion of such reduced amount). On the third anniversary of the Closing Date, any remaining Term Loan A Commitments will be reduced to zero.

                  SECTION 2.4. REPAYMENT OF LOANS.

                  (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans on the Scheduled Termination Date.

                  (b) The Borrower promises to repay the Term A Loans at the dates and in the amounts set forth below:

         --------------------------- -----------------------------------------------------------------
                    DATE                                  AMOUNT OF TERM A LOANS
         --------------------------- -----------------------------------------------------------------
         September 30, 2003                       0.25% of Term A Loans then outstanding
         --------------------------- -----------------------------------------------------------------
         December 31, 2003                        0.25% of Term A Loans then outstanding
         --------------------------- -----------------------------------------------------------------
         March 31, 2004                           0.25% of Term A Loans then outstanding
         --------------------------- -----------------------------------------------------------------
         June 30, 2004                            0.25% of Term A Loans then outstanding
         --------------------------- -----------------------------------------------------------------
         September 30, 2004                 0.25% of Term A Loans outstanding on June 30, 2004
         --------------------------- -----------------------------------------------------------------
         December 31, 2004                  0.25% of Term A Loans outstanding on June 30, 2004
         --------------------------- -----------------------------------------------------------------
         March 31, 2005                     0.25% of Term A Loans outstanding on June 30, 2004
         --------------------------- -----------------------------------------------------------------
         June 30, 2005                      0.25% of Term A Loans outstanding on June 30, 2004
         --------------------------- -----------------------------------------------------------------
         September 30, 2005                 49.5% of Term A Loans outstanding on June 30, 2004
         --------------------------- -----------------------------------------------------------------
         December 31, 2005                  49.5% of Term A Loans outstanding on June 30, 2004;
         --------------------------- -----------------------------------------------------------------


PROVIDED, HOWEVER, that the Borrower shall repay the entire unpaid principal amount of the Term A Loans on the Term A Loan Maturity Date.

                  (c) The Borrower promises to repay the Term B Loans at the dates and in the amounts set forth below:


         --------------------------- -----------------------------------------------------------------
                    DATE                                  AMOUNT OF TERM B LOANS
         --------------------------- -----------------------------------------------------------------
         September 30, 2001                                      $712,500
         --------------------------- -----------------------------------------------------------------
         December 31, 2001                                       $712,500
         --------------------------- -----------------------------------------------------------------
         March 31, 2002                                          $712,500
         --------------------------- -----------------------------------------------------------------
         June 30, 2002                                           $712,500
         --------------------------- -----------------------------------------------------------------
         September 30, 2002                                      $712,500
         --------------------------- -----------------------------------------------------------------
         December 31, 2002                                       $712,500
         --------------------------- -----------------------------------------------------------------
         March 31, 2003                                          $712,500
         --------------------------- -----------------------------------------------------------------
         June 30, 2003                                           $712,500
         --------------------------- -----------------------------------------------------------------
         September 30, 2003                                      $712,500
         --------------------------- -----------------------------------------------------------------
         December 31, 2003                                       $712,500
         --------------------------- -----------------------------------------------------------------
         March 31, 2004                                          $712,500
         --------------------------- -----------------------------------------------------------------
         June 30, 2004                                           $712,500
         --------------------------- -----------------------------------------------------------------
         September 30, 2004                                      $712,500
         --------------------------- -----------------------------------------------------------------
         December 31, 2004                                       $712,500
         --------------------------- -----------------------------------------------------------------
         March 31, 2005                                          $712,500
         --------------------------- -----------------------------------------------------------------
         June 30, 2005                                           $712,500
         --------------------------- -----------------------------------------------------------------
         September 30, 2005                                      $712,500
         --------------------------- -----------------------------------------------------------------
         December 31, 2005                                       $712,500
         --------------------------- -----------------------------------------------------------------
         March 31, 2006                                        $136,087,500
         --------------------------- -----------------------------------------------------------------
         June 30, 2006                                        $136,087,500;
         --------------------------- -----------------------------------------------------------------


PROVIDED, HOWEVER, that the Borrower shall repay the entire unpaid principal amount of the Term B Loans on the Term B Loan Maturity Date. All repayments in respect of the Term B Loan shall be applied first to repay the Loan Sub-Portion in full and thereafter to repay the remaining Term B Loans.

                  SECTION 2.5. EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to CLAUSES (A) and (B) of this SECTION 2.5 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans, Term A Loans and Term B Loans, as the case may be, of such Lender, substantially in the forms of EXHIBIT B-1, B-2 or B-3, respectively.

                  SECTION 2.6. OPTIONAL PREPAYMENTS.

                  (a) REVOLVING LOANS. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.12(E); PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate principal amount not less than $2,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) TERM A LOANS and TERM B LOANS. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of (x) the Loan Sub-Portion and, following repayment of the Loan Sub-Portion in full, (y) the remaining Term B Loans and, thereafter, (z) the Term A Loans, in each case together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.12(E); PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate amount not less than $2,000,000 or integral multiples of $1,000,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably each remaining installments of such outstanding principal amount of the applicable Loans. Upon the giving of such notice of prepayment, the principal amount of the applicable Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this SECTION 2.6.

                  SECTION 2.7. MANDATORY PREPAYMENTS.

                  (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from Spectrum License Sales, the Borrower shall, within one Business Day prepay the Loans in amounts equal to 100% of the first $75,000,000 of such aggregate Net Cash Proceeds and 50% of such aggregate Net Cash Proceeds in excess of $150,000,000; (ii) from (A) any other Asset Sale (other than (x) a Pre-Approved Transaction and (y) the first $25,000,000 of aggregate Net Cash Proceeds from all Asset Sales (other than Spectrum License Sales and Pre-Approved Transactions)), (B) any Property Loss Event or (C) Debt Issuance, the Borrower shall within one Business Day prepay the Loans in an amount equal to 100% of such Net Cash Proceeds, and (iii) from an Equity Issuance (other than (x) issuance by the Borrower of its Stock pursuant to employee option plans, (y) common Stock of the Borrower issued pursuant to the exercise of warrants issued in connection with the issuance of the 9-3/4% Preferred Stock and (z) the first $50,000,000 of aggregate Net Cash Proceeds of other Equity Issuances), the Borrower shall immediately prepay the Loans in an amount equal to 75% (or, if, at any time following delivery of a Compliance

Certificate for the Fiscal Quarter ended March 31, 2004, the Leverage Ratio for the twelve-month period ending on the last day of the Fiscal Quarter most recently ended is less than 5.5 to 1 (determined on a PRO FORMA basis after giving effect to the application of such proceeds), then 25%) of such Net Cash Proceeds; PROVIDED, HOWEVER, that in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrower shall prepay the Loans in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Administrative Agent to be held in a Cash Collateral Account. Any such mandatory prepayment shall be applied in accordance with SECTION 2.7(C) below; PROVIDED FURTHER, HOWEVER, that no Reinvestment Event shall be permitted to occur in respect of any Net Cash Proceeds which are otherwise required (pursuant to the terms of any Subordinated Debt Document or Preferred Stock Document) to be applied in prepayment of the Loans, or where the failure to apply such Net Cash Proceeds in prepayment of the Loans would result in an obligation to redeem or repurchase any Subordinated Debt or Preferred Stock.

                  (b) The Borrower shall prepay the Loans within 90 days of the last day of each Fiscal Year, in an amount equal to 50% of Excess Cash Flow for such Fiscal Year. Any such mandatory prepayment shall be applied in accordance with SECTION 2.7(C) below.

                  (c) Any prepayments made by the Borrower required to be applied in accordance with this SECTION 2.7(C) shall be applied as follows:
FIRST, to prepay the outstanding principal balance of the Loan Sub-Portion until the Loan Sub-Portion has been prepaid in full, SECOND, to prepay the remaining principal balance of the Term B Loans outstanding (after such prepayment of the Loan Sub-Portion), until such Term B Loans shall have been prepaid in full; THIRD, to prepay the principal balance of the Term A Loans outstanding, until such Term A Loans shall have been prepaid in full; and THEREAFTER, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full. All prepayments of the Term B Loans and Term A Loans made pursuant to this SECTION 2.7 shall be applied to reduce ratably each remaining installments of such outstanding principal amounts of such Loans. All repayments of Revolving Loans required to be made pursuant to this SECTION 2.7 shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in SECTION 2.3(B).

                  (d) If at any time, the aggregate principal amount of Revolving Loans exceed the aggregate Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Revolving Loans then outstanding in an amount equal to such excess.

                  (e) If for a period of five consecutive Business Days or longer either (i) (unless the Leverage Ratio for the twelve-month period ending on the last day of the most recently ended Fiscal Quarter, as shown in a Compliance Certificate in respect thereof, is less than 5.0 to 1)) the sum of the aggregate principal outstanding amount of the Term A Loans and Term B Loans and the Term A Loan Commitments and the Revolving Credit Commitments then in effect exceeds 33% of the aggregate Station Value at such time; or (ii) the principal outstanding amount of the Loan Sub-Portion exceeds 33% of the portion of Station Value which is solely attributable to the value of FCC Licenses held by the Restricted License Subsidiary, then the Borrower shall immediately prepay the Loans to the extent necessary to comply with each such ratio. Any such mandatory prepayment shall be applied in accordance with SECTION 2.7(C) above.

                  SECTION 2.8. INTEREST.

                  (a) RATE OF INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in SECTION 2.8(C), as follows:

                  (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time PLUS (B) the Applicable Margin; and

                  (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period PLUS (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                  (b) INTEREST PAYMENTS. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Loan,
(B) in the case of Base Rate Loans that are Term A Loans and Term B Loans, upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 2.8(A) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

                  SECTION 2.9. CONVERSION/CONTINUATION OPTION.

                  (a) The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of EXHIBIT D hereto (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loans being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a

Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of SECTION 2.12. If, within the time period required under the terms of this SECTION 2.9, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.10. FEES.

                  (a) UNUSED COMMITMENT FEE. The Borrower agrees to pay (i) to each Revolving Credit Lender a commitment fee on the daily average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Loans and (ii) to each Term A Loan Lender a commitment fee on the average amount of the unused Term A Loan Commitment of such Lender (in each case, an "UNUSED COMMITMENT FEE") accruing from the date hereof until, respectively, the Revolving Credit Termination Date and the Term A Loan Commitment Termination Date, at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the Closing Date and (ii) on the Revolving Credit Termination Date or Term A Loan Commitment Termination Date (as the case may be).

                  (b) ADDITIONAL FEES. The Borrower has agreed to pay to additional fees, the amount and dates of payment of which are embodied in the Fee Letter to the other Persons which are party to the Fee Letter.

                  SECTION 2.11. PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
SECTION 11.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in CLAUSES (E) and (F) of this SECTION 2.11, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to SECTION 2.12(C), 2.12(E), 2.13 or 2.14 shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest based on CLAUSE (A) of the definition of Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of CLAUSE (F) of this SECTION
2.11 and (except as otherwise provided in SECTION 2.7), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied FIRST, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; SECOND, to pay all other Obligations then due and payable; and THIRD, as the Borrower so designates. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; payments in respect of the Term A Loans and Term B Loans received by the Administrative Agent shall be distributed to each Term A Loan Lender and Term B Lender in accordance with such Lender's Ratable Portion of such Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

                  (f) After the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Revolving Credit Lenders and the Requisite Term A Loan Lenders and the Requisite Term B Loan Lenders or
(B) the acceleration of the Obligations pursuant to SECTION 9.2, apply all payments in respect of any Obligations and all funds on deposit in the Cash Collateral Accounts and all other proceeds of Collateral in the following order:

                  (i) FIRST, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                  (ii) SECOND, to pay Obligations in respect of any expense reimbursement or indemnity then due to the Administrative Agent;

                  (iii) THIRD, to pay Obligations in respect of any expense reimbursement or indemnity then due to the Lenders;

                  (iv) FOURTH, to pay Obligations in respect of any fees then due to the Administrative Agent and the Lenders;

                  (v) FIFTH, to pay interest then due and payable in respect of the Loans;

                  (vi) SIXTH, to pay or prepay principal amounts on FIRST the Loan Sub-Portion and THEN the other Loans ratably to the principal amount of such other Loans;

                  (vii) SEVENTH, to pay Obligations owing with respect to Hedging Contracts; and

                  (viii) EIGHTH, to the ratable payment of all other
         Obligations;

PROVIDED, HOWEVER, that:

                                    (A) if sufficient funds are not available to
                  fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses FIRST through SEVENTH, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses; and

                                    (B) The order of priority set forth in
                  clauses FIRST through EIGHTH of this SECTION 2.11(F) may at any time and from time to time be changed by the agreement of the Requisite Revolving Lenders, the Requisite Term A Loan Lenders and the Requisite Term B Loan Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or any other Person. The order of priority set forth in clauses FIRST through FOURTH of this SECTION 2.11(F) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Revolving Lenders, the Requisite Term A Loan Lenders and the Requisite Term B Loan Lenders.

                  (g) The Borrower hereby authorizes each Lender and each Affiliate of each Lender, if and to the extent payment owed to such Lender by the Borrower is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender or Affiliate any amount so due.

                  SECTION 2.12. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  (a) DETERMINATION OF INTEREST RATE. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "EURODOLLAR RATE." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

                  (b) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) INCREASED COSTS. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this SECTION 2.12(D) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (e) BREAKAGE COSTS. In addition to all amounts required to be paid by the Borrower pursuant to SECTION 2.8, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 2.9, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to SECTION 2.7) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in SECTION 2.12(D), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                  SECTION 2.13. CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.14. TAXES.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.14) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in SECTION 11.8, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.14 shall survive the payment in full of the Obligations.

                  (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption)(or successor form); or (iv) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan

Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this SECTION 2.14 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15. SUBSTITUTION OF LENDERS. In the event that (a)
(i) any Lender makes a claim under SECTION 2.12 (C) or SECTION 2.13, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to SECTION 2.12(D), or (iii) the Borrower is required to make any payment pursuant to SECTION 2.14 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or
(iv)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; PROVIDED, HOWEVER, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute (with one or more substitute Lenders) all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the written notice was properly issued under this SECTION 2.15, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "LENDER" hereunder for all purposes of this Agreement having a Revolving Credit Commitment and Term A Loan Commitment (if applicable) in the amount of such Affected Lender's Revolving Credit Commitment and Term A Loan Commitment assumed by it and such Revolving Credit Commitment and Term A Loan Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                               CONDITIONS TO LOANS

                  SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of each Lender to make the Loans requested to be made by it on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

                  (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

                  (ii) the Guaranty, duly executed by each Subsidiary Guarantor;

                  (iii) the Pledge and Security Agreement, duly executed by the Borrower and each Subsidiary Guarantor, together with:

                           (A) evidence satisfactory to the Administrative Agent
                  that (upon filing in the appropriate filing offices referred to in CLAUSE (X) below) the Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral, including
                  (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement), (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Closing
                  Date) and (z) evidence of termination and release of any existing Liens which are not Permitted Liens (including signed UCC-3 termination statements, releases and pay-off letters in respect of the Existing Credit Facility and the GE Capital Facility);

                           (B) share certificates representing all certificated
                  Pledged Stock being pledged pursuant to the Pledge and Security Agreement and stock powers for such share certificates executed in blank;

                           (C) all instruments representing Pledged Notes (in
                  form and substance reasonably satisfactory to the Administrative Agent) being pledged pursuant to the Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or in blank together with a summary (certified by a Responsible Officer) of outstanding intercompany loan balances as of the Closing Date;

                           (D) Control Account Letters from (x) all securities
                  intermediaries with respect to all securities accounts and securities entitlements of the Borrower and such Subsidiary Guarantor, and (y) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Subsidiary Guarantor;

                  (iv) a favorable opinion of (A) Holland & Knight, counsel to the Loan Parties, in substantially the form of EXHIBIT E, addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (B) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

                  (v) a copy of the NBC Investment Agreement certified as being complete and correct by a Responsible Officer of the Borrower;

                  (vi) a copy of the articles or certificate of incorporation (or equivalent organizational documents) of each Loan Party, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                  (vii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's board of directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
         (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                  (viii) a certificate of the Chief Financial Officer of the Borrower, stating that (A) the Borrower is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with SECTION 7.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto, (B) as of the Closing Date, the Borrower is able to incur at least the aggregate amount of Loans borrowed on the Closing Date without causing an event of default or event or condition that, after notice or the lapse of time, or both, would become an event of default under the Subordinated Debt Documents or the Preferred Stock Documents;

                  (ix) a certificate of a Responsible Officer to the effect that
         (A) the condition set forth in SECTION 3.2(B) has been satisfied and
         (B) no litigation not listed on SCHEDULE 4.8 shall have been commenced against any Loan Party or any of its Subsidiaries which, if adversely determined, could be reasonably expected to result in a Material Adverse Change;

                  (x) a recent Station Appraisal in respect of all Stations owned by the Loan Parties, including evidence that the Restricted

         License Subsidiary holds FCC Licenses having an aggregate appraised value (if sold individually) of at least $400,000,000;

                  (xi) evidence satisfactory to the Administrative Agent that the insurance policies required by SECTION 7.6 and any Collateral Document are in full force and effect together with, in respect of those insurance policies maintained with respect to the properties of the Borrower and its Subsidiaries, (A) endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee and (B) a provision that cancellation, material addition in amount or material change in coverage shall not be effective until 30 days after written notice to the Collateral Agent; and

                  (xii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (b) FEE AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Closing Date (including all such fees described in the Fee Letter), and all expenses due and payable on or before the Closing Date.

                  (c) NEW SENIOR SUBORDINATED NOTES. (i) The Administrative Agent shall be satisfied with the terms and conditions of the New Senior Subordinated Debt Documents (including terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of defaults and remedies), it being understood that the terms and conditions set forth in the offering memorandum relating thereto are satisfactory in all respects to the Administrative Agent, and (ii) the Borrower shall have received $200,000,000, less underwriting discounts and offering expenses, in net proceeds from issuance of the New Senior Subordinated Notes.

                  (d) CONSENTS, ETC. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, the FCC and any other Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents and the New Senior Subordinated Debt Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents, and (C) to issue the New Senior Subordinated Notes.

                  (e) SENIOR SECURED DEBT RATING. The Borrower's long term senior secured debt rating shall be at least Ba3 as rated by Moody's Investor Service, Inc. AND at least BB- as rated by Standard & Poor's Rating Service (a division of the McGraw-Hill Companies, Inc.); PROVIDED, that if rated at either such minimum level then such rating shall not be on "NEGATIVE WATCH".

                  SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN. The obligation of each Lender on any date (including the Closing Date) to make any Loan on any date (including the Closing Date) is subject to the satisfaction of all of the following conditions precedent:

                  (a) REQUEST FOR BORROWING. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing.

                  (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                  (i) The representations and warranties set forth in ARTICLE IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                  (ii) No Default or Event of Default has occurred and is continuing;

                  (iii) Such Borrowing (x) is permitted pursuant to the terms of the Preferred Stock Documents and the Subordinated Debt Documents and
         (y) (if made under the Term A Loan Facility) when aggregated with the amount of all Term A Loans outstanding PLUS the outstanding amount of all Capital Lease Obligations and purchase money Indebtedness of the Borrower and its Subsidiaries shall not exceed five per cent. of the consolidated total assets of the Borrower and its Subsidiaries at such time.

                  (c) NO LEGAL IMPEDIMENTS. The making of the Loans on such date does not violate any Requirement of Law or conflict with the provisions of the Indenture of any of the Preferred Stock Documents on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in SECTION 3.2(B) on the date of the making of such Loan.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that, on and as of the Closing Date, after giving effect to the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by SECTION 3.2(B)(I):

                  SECTION 4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not be reasonably expected to result in a Material Adverse Change; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents;
(e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance could not in the aggregate be reasonably expected to result in a Material Adverse Change; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make could not in the aggregate be reasonably expected to result in a Material Adverse Change.

                  SECTION 4.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                  (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                  (ii) have been duly authorized by all necessary corporate or partnership action, including the consent of shareholders where required;

                  (iii) do not and will not (A) violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any provision of any Contractual Obligation of any Loan Party or any of its Subsidiaries other than any other conflict, breach of default of any Contractual Obligation (other than under any Material Agreement) which violations, in the aggregate, could not be reasonably expected to result in a Material Adverse Change, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                  (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, the FCC or any other Governmental Authority or any other Person, other than those listed on
         SCHEDULE 4.2 and which have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to SECTION 3.1, and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  SECTION 4.3. OWNERSHIP OF SUBSIDIARIES.

                  Set forth on SCHEDULE 4.3 hereto is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and identifying each Subsidiary Guarantor, each Unrestricted Subsidiary and each Dissolution Subsidiary. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement). Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and certain restrictions on asset sales contained in the Material Agreements. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by SECTION 8.3.

                  SECTION 4.4. FCC MATTERS.

                  (a) The Borrower and each of its Subsidiaries has all requisite power and authority and necessary FCC Licenses required under the Communications Act to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted.

                  (b) Set forth in SCHEDULE 4.4 is a complete list, as of the Closing Date, of all FCC Licenses (other than auxiliary service licenses and receive only earth stations which are not material to the Core Business of the Borrower and its Subsidiaries) held by the Borrower and its Subsidiaries, and the expiration date thereof, of the Borrower and each of its Subsidiaries.

                  (c) Neither the Borrower nor any of its Subsidiaries, other than the License Subsidiaries, directly owns or holds any FCC License.

                  (d) Each Material FCC License which is required for the operation of the business of the Borrower or any of its Subsidiaries is validly issued to a License Subsidiary and in full force and effect, and constitutes in all material respects, all of the authorization from any Communications Regulatory Authority necessary for the operation of such Person's business in the same manner as it is presently conducted and as proposed to be conducted.

                  (e) The Loan Parties have taken all material actions and performed all of their material obligations that are necessary to maintain each Material FCC License without adverse modification or impairment and no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, materially adverse modification, non-renewal, impairment of value or termination of or any order of forfeiture with respect to, any Material FCC License or (ii) materially and adversely affects or in the future may (so far as the Borrower can now reasonably foresee) materially adversely affect any of the rights of the Borrower or any Subsidiary thereof with respect to any Material FCC License.

                  (f) Neither the Borrower nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the Material FCC Licenses.

                  (g) Neither the Borrower nor any of its Subsidiaries has any reason to believe (other than in connection with there being no legal assurance thereof) that any Material FCC License will not be renewed in the ordinary course.

                  (h) None of the FCC Licenses held by a License Subsidiary requires that any present stockholder (other than Paxson), director, officer or employee of the Borrower or any Subsidiary thereof remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any Governmental Authority other than as required by the FCC.

                  (i) The Loan Parties have duly filed in a timely manner all material filings which are required to be filed by the Loan Parties under the Communications Act and are in all material respects in substantial compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of television signals or the operation of the Stations.

                  (j) The most recent Ownership Report filed by the Borrower is true, correct and complete in all material respects, and there has been no change in control of the ownership of the Loan Parties or the FCC Licenses of the Loan Parties since the most recently filed Ownership Report for any of the Loan Parties other than as disclosed in writing to the Administrative Agent and the Lenders.

                  SECTION 4.5. FINANCIAL STATEMENTS.

                  (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at March 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at March 31, 2001 and said statements of income, retained earnings and cash flows for the three months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in CLAUSE (A) above or in the notes thereto or permitted by this Agreement.

                  (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the period beginning on June 30, 2001 and ending on December 31, 2006, on a quarter by quarter basis though December 31, 2003, and on a year by year basis throughout the entire period. The Projections, and the projected financial information most recently provided by the Borrower under SECTION 6.1(E), are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts then known to the Borrower when such Projections, or such projected financial information, were made and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

                  SECTION 4.6. MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no Material Adverse Change and there have been no events or developments that in the aggregate could be reasonably expected to result in a Material Adverse Change.

                  SECTION 4.7. SOLVENCY. Both before and after giving effect to
(a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the issuance of the New Senior Subordinated Notes and the consummation of the other financing transactions contemplated hereby, (d) the repayment of Indebtedness contemplated hereunder on the Closing Date and (e) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

                  SECTION 4.8. LITIGATION. Except as set forth on SCHEDULE 4.8, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that in the aggregate could not, if adversely determined, be reasonably expected to result in a Material Adverse Change. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined by any court, Governmental Authority or arbitrator (either temporarily, preliminarily or permanently).

                  SECTION 4.9. TAXES.

                  (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP.

                  SECTION 4.10. FULL DISCLOSURE. No representation or warranty of any Loan Party contained in any Loan Document or the Information Memorandum, or any other document, certificate or written statement furnished to the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement (including any Permitted Acquisition), contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature or relating to the broadcasting industry or television industry generally) that has resulted or could reasonably be expected to result in a Material Adverse Change and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  SECTION 4.11. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  SECTION 4.12. NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

                  (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which could be reasonably expected to result in a Material Adverse Change or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under SECTION 8.2) on the property or assets of any thereof or (ii) is subject to any restriction in its Constituent Documents which could be reasonably expected to result in a Material Adverse Change.

                  (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party could be reasonably expected to result in a Material Adverse Change.

                  SECTION 4.13. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY," or an "AFFILIATE" or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

                  SECTION 4.14. USE OF PROCEEDS. The proceeds of the Loans are being and shall be used (together with the net proceeds of the New Senior Subordinated Notes) by the Borrower solely as follows: (a) in respect of the Revolving Facility, to fund Capital Expenditures and for general corporate purposes; (b) in respect of the Term B Loan Facility, (w) to repay in full all loans outstanding under, and all other amounts due in respect of, (i) the Existing Credit Facility and (ii) the GE Capital Facility, (x) to redeem in full the 12% Junior Preferred Stock, (y) to redeem the 11-5/8% Senior Subordinated Notes and to pay the call premium thereon and (z) to pay all transaction costs and expenses incurred in respect of the transactions contemplated hereby; and
(c) in respect of the Term A Loan Facility, solely to finance Capital Expenditures on or after the Closing Date.

                  SECTION 4.15. SURVIVING DEBT. Following the application of the proceeds of the Loans and the New Senior Subordinated Notes as described in
SECTION 4.14 above, neither the Borrower nor any of its Subsidiaries shall have outstanding any Indebtedness other than as permitted by SECTION 8.1.

                  SECTION 4.16. INSURANCE. All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. SCHEDULE 4.16 sets forth a complete list of all policies of insurance in effect for the Borrower and its Subsidiaries as of the Closing Date.

                  SECTION 4.17. LABOR MATTERS. There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of their respective Subsidiaries, other than those which in the aggregate could not be reasonably expected to result in a Material Adverse Change.

                  SECTION 4.18. ERISA.

                  (a) SCHEDULE 4.18 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate could not be reasonably expected to result in a Material Adverse Change.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate could not be reasonably expected to result in a Material Adverse Change.

                  (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which could reasonably be expected to result in a Material Adverse Change.

                  (e) Except to the extent set forth on SCHEDULE 4.18, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

                  SECTION 4.19. ENVIRONMENTAL MATTERS.

                  (a) The operations of the Borrower and its Subsidiaries comply, and for the period within any applicable statute of limitations have complied, in all material respects with all Environmental Laws;

                  (b) The Borrower and each of its Subsidiaries have obtained all Permits under Environmental Laws necessary to their respective operations, and all such Permits are in good standing, and the Borrower and each of its

Subsidiaries are in compliance with all material terms and conditions of such Permits;

                  (c) Neither the Borrower nor any of its Subsidiaries has received (i) any material notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable state laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any further investigation or remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any property which is owned, leased or operated by the Borrower or its Subsidiaries;

                  (d) None of the operations of the Borrower or any of its Subsidiaries is subject to any judicial, administrative, or arbitral proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to result in a Material Adverse Change;

                  (e) The Borrower and each of its Subsidiaries and all of the property which is owned, leased or operated by them and their operations are not subject to any outstanding written order or agreement with any governmental authority or private party relating to (i) any Environmental Laws or (ii) any Environmental Claims that in each case could reasonably be expected to result in a Material Adverse Change;

                  (f) To the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by the Borrower or any Subsidiaries of the Borrower that could reasonably be expected to result in a Material Adverse Change;

                  (g) Neither the Borrower nor any of its Subsidiaries or, to the best of the Borrower's knowledge, any predecessor of the Borrower or any Subsidiaries of the Borrower has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials at any property which is owned, leased or operated by them, and none of the Borrower's or any of its Subsidiary's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent in material violation of any such law;

                  (h) To the best knowledge of each Loan Party, no Hazardous Material exists on, under or about any property which is owned, leased or operated by them in a manner that could give rise to an Environmental Claim that could reasonably be expected to result in a Material Adverse Change, and neither the Borrower nor any Subsidiary of the Borrower has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim that could reasonably be expected to result in a Material Adverse Change;

                  (i) To the best knowledge of each Loan Party, neither the Borrower nor any Subsidiary of the Borrower (or any of their predecessors) has disposed of any Hazardous Materials in a manner that could reasonably be expected to result in a Material Adverse Change;

                  (j) No underground storage tanks or surface impoundments are on or at any property which is owned, leased or operated by the Borrower or its

Subsidiaries, other than those that could not reasonably be expected to give rise to an Environmental Claim resulting in a Material Adverse Change;

                  (k) No Lien in favor of any Person for (i) any material liability under Environmental Laws, or (ii) damages arising from or costs incurred by such Person in response to a Release has been filed or has been attached to any property owned, leased or operated by the Borrower or its Subsidiaries; and

                  (l) There is no radio frequency radiation, electromagnetic field or similar condition of or about any property owned, leased or operated by the Borrower or its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

                  SECTION 4.20. INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except where such claim or litigation could not reasonably be expected to result in a Material Adverse Change.

                  SECTION 4.21. TITLE.

                  (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all real property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under SECTION 8.2 and other than those which, in the aggregate, could not be reasonably expected to result in a Material Adverse Change. The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.

                  (b) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate could not be reasonably expected to result in a Material Adverse Change.

                  (c) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, could not be reasonably expected to result in a Material Adverse Change.

                  SECTION 4.22. NEW SENIOR SUBORDINATED DEBT DOCUMENTS; RANKING OF OBLIGATIONS.

                  (a) The execution, delivery and performance by each Loan Party of the New Senior Subordinated Debt Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

                  (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

                  (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

                  (iii) do not and will not (A) violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that in the aggregate could not be reasonably expected to result in a Material Adverse Change or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

                  (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date.

                  (b) Each of the New Senior Subordinated Debt Documents has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (c) None of the New Senior Subordinated Debt Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by SECTION 8.10, and each of the representations and warranties therein are true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                  (d) All Obligations rank senior in priority of payment to all Subordinated Debt in accordance with the respective provisions of each of the Subordinated Debt Documents and the Preferred Stock Documents.

                  SECTION 4.23. MATERIAL AGREEMENTS. (a) Each Material Agreement (other than the New Senior Subordinated Debt Documents) has been duly executed and delivered by the Loan Party that is party thereto, is in full force and effect, is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                  (b) Since April 30, 2001, none of the Material Agreements (other than the New Senior Subordinated Debt Documents) has been amended or modified in any material respect and no provision therein has been waived since April 30, 2001.

                  (c) Each of the representations and warranties made in the Material Agreements is true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                                   ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 5.1. MINIMUM NET REVENUE. The Borrower will have, as of the last day of each Fiscal Quarter set forth below, Net Revenue for the four Fiscal Quarters ending on such day of not less than the following:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                         MINIMUM NET REVENUE
--------------------------------------- --------------------------------
June 30, 2001                                    $230,000,000
--------------------------------------- --------------------------------
September 30, 2001                               $230,000,000
--------------------------------------- --------------------------------
December 31, 2001                                $230,000,000
--------------------------------------- --------------------------------
March 31, 2002                                   $240,000,000
--------------------------------------- --------------------------------
June 30, 2002                                    $250,000,000
--------------------------------------- --------------------------------
September 30, 2002                               $260,000,000
--------------------------------------- --------------------------------
December 31, 2002                                $270,000,000
--------------------------------------- --------------------------------
March 31, 2003                                   $280,000,000
--------------------------------------- --------------------------------
June 30, 2003                                    $290,000,000
--------------------------------------- --------------------------------
September 30, 2003                               $300,000,000
--------------------------------------- --------------------------------
December 31, 2003                                $310,000,000
--------------------------------------- --------------------------------

                  SECTION 5.2. MINIMUM EBITDA. The Borrower will have, as of the last day of each Fiscal Quarter set forth below, EBITDA for the four Fiscal Quarters ending on such day of not less than the following:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                           MINIMUM EBITDA
--------------------------------------- --------------------------------
June 30, 2001                                     $3,000,000
--------------------------------------- --------------------------------
September 30, 2001                                $12,000,000
--------------------------------------- --------------------------------
December 31, 2001                                 $15,000,000
--------------------------------------- --------------------------------
March 31, 2002                                    $18,000,000
--------------------------------------- --------------------------------
June 30, 2002                                     $24,000,000
--------------------------------------- --------------------------------
September 30, 2002                                $29,000,000
--------------------------------------- --------------------------------
December 31, 2002                                 $36,500,000
--------------------------------------- --------------------------------
March 31, 2003                                    $43,000,000
--------------------------------------- --------------------------------
June 30, 2003                                     $49,000,000
--------------------------------------- --------------------------------
September 30, 2003                                $53,000,000
--------------------------------------- --------------------------------
December 31, 2003                                 $63,000,000
--------------------------------------- --------------------------------


                  SECTION 5.3. MAXIMUM SENIOR DEBT LEVERAGE RATIO. The Borrower will maintain a Senior Debt Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the twelve months ending on such day of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                    MAXIMUM SENIOR DEBT LEVERAGE
                                                     RATIO
--------------------------------------- --------------------------------
March 31, 2004                                     3.75 to 1
--------------------------------------- --------------------------------
June 30, 2004                                      3.75 to 1
--------------------------------------- --------------------------------
September 30, 2004                                 3.25 to 1
--------------------------------------- --------------------------------
December 31, 2004                                  3.25 to 1
--------------------------------------- --------------------------------
March 31, 2005                                     2.25 to 1
--------------------------------------- --------------------------------
June 30, 2005                                      2.25 to 1
--------------------------------------- --------------------------------
September 30, 2005                                 2.00 to 1
--------------------------------------- --------------------------------
December 31, 2005                                  2.00 to 1
--------------------------------------- --------------------------------
March 31, 2006                                     2.00 to 1
--------------------------------------- --------------------------------
June 30, 2006                                      2.00 to 1
--------------------------------------- --------------------------------

                  SECTION 5.4. MAXIMUM LEVERAGE RATIO. The Borrower will maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the twelve months ending on such day of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                       MAXIMUM LEVERAGE RATIO
--------------------------------------- --------------------------------
March 31, 2004                                     6.25 to 1
--------------------------------------- --------------------------------
June 30, 2004                                      6.25 to 1
--------------------------------------- --------------------------------
September 30, 2004                                 4.75 to 1
--------------------------------------- --------------------------------
December 31, 2004                                  4.75 to 1
--------------------------------------- --------------------------------
March 31, 2005                                     3.50 to 1
--------------------------------------- --------------------------------
June 30, 2005                                      3.50 to 1
--------------------------------------- --------------------------------
September 30, 2005                                 3.00 to 1
--------------------------------------- --------------------------------
December 31, 2005                                  3.00 to 1
--------------------------------------- --------------------------------
March 31, 2006                                     3.00 to 1
--------------------------------------- --------------------------------
June 30, 2006                                      3.00 to 1
--------------------------------------- --------------------------------

                  SECTION 5.5. MINIMUM INTEREST COVERAGE RATIO. The Borrower will maintain a Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending in such day, of at least the minimum ratio set forth opposite such Fiscal Quarter:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                   MINIMUM INTEREST COVERAGE RATIO
--------------------------------------- --------------------------------
March 31, 2004                                     1.75 to 1
--------------------------------------- --------------------------------
June 30, 2004                                      1.75 to 1
--------------------------------------- --------------------------------
September 30, 2004                                 2.50 to 1
--------------------------------------- --------------------------------
December 31, 2004                                  2.50 to 1
--------------------------------------- --------------------------------
March 31, 2005                                     3.50 to 1
--------------------------------------- --------------------------------
June 30, 2005                                      3.50 to 1
--------------------------------------- --------------------------------
September 30, 2005                                 3.50 to 1
--------------------------------------- --------------------------------
December 31, 2005                                  3.50 to 1
--------------------------------------- --------------------------------
March 31, 2006                                     3.50 to 1
--------------------------------------- --------------------------------
June 30, 2006                                      3.50 to 1
--------------------------------------- --------------------------------

                  SECTION 5.6. MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending in such day, of at least the minimum ratio set forth opposite such Fiscal Quarter:

--------------------------------------- --------------------------------
FISCAL QUARTER ENDING                    MINIMUM FIXED CHARGE COVERAGE
                                                     RATIO
--------------------------------------- --------------------------------
March 31, 2004                                     1.10 to 1
--------------------------------------- --------------------------------
June 30, 2004                                      1.10 to 1
--------------------------------------- --------------------------------
September 30, 2004                                 1.40 to 1
--------------------------------------- --------------------------------
December 31, 2004                                  1.40 to 1
--------------------------------------- --------------------------------
March 31, 2005                                     1.70 to 1
--------------------------------------- --------------------------------
June 30, 2005                                      1.70 to 1
--------------------------------------- --------------------------------
September 30, 2005                                 1.70 to 1
--------------------------------------- --------------------------------
December 31, 2005                                  1.70 to 1
--------------------------------------- --------------------------------
March 31, 2006                                     1.70 to 1
--------------------------------------- --------------------------------
June 30, 2006                                      1.70 to 1
--------------------------------------- --------------------------------

                  SECTION 5.7. CAPITAL EXPENDITURES. The Borrower will not permit Capital Expenditures to be made or incurred during each of the Fiscal Years set forth below to be in excess of the maximum amount set forth below for such Fiscal Year.

--------------------------------------- ------------------------------
             FISCAL YEAR                MAXIMUM CAPITAL EXPENDITURES
--------------------------------------- ------------------------------
                 2001                            $90,000,000
--------------------------------------- ------------------------------
                 2002                            $50,000,000
--------------------------------------- ------------------------------
                 2003                            $30,000,000
--------------------------------------- ------------------------------
                 2004                            $17,500,000
--------------------------------------- ------------------------------
                 2005                            $17,500,000
--------------------------------------- ------------------------------
                 2006                            $15,000,000;
--------------------------------------- ------------------------------

PROVIDED, HOWEVER, that to the extent that actual Capital Expenditures for any Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (giving effect to any carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year and shall increase the scheduled maximum amount of Capital Expenditures for the next succeeding Fiscal Year by the amount of such difference.

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 6.1. FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following:

                  (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such month and the related statements of income for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the budget for the current Fiscal Year.

                  (b) QUARTERLY REPORTS. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, and the related unaudited consolidated statements of income and of cash flows, as contained in the Form 10-Q for such fiscal quarter provided by the Borrower to the Securities and Exchange Commission (or any successor or analogous Governmental Authority), and if such Form 10-Q is no longer required to be so provided by the Borrower, then the Borrower shall provide the Lenders with comparable financial statements, certified by a Responsible Officer of the Borrower that they fairly present the financial condition and results of operations of the Borrower and its Subsidiaries, as appropriate, as at the end of such periods and for such periods, subject to changes resulting from audit and normal year-end adjustments.

                  (c) ANNUAL REPORTS. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Pricewaterhouse Coopers LLP or other nationally recognized independent public accountants reasonably acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) COMPLIANCE CERTIFICATE. Together with each delivery of any financial statement pursuant to CLAUSES (B) and (C) of this SECTION 6.1, a certificate of a Responsible Officer of the Borrower (each, a "COMPLIANCE CERTIFICATE") (i) (x) showing (from and including the Fiscal Quarter ended March 31, 2004) in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and (y) demonstrating compliance with each of the financial covenants contained in ARTICLE V which is tested on a quarterly basis and (ii) stating that (based on a review in reasonable detail of the condition of, and transactions affecting, the Borrower and its Subsidiaries during the period following delivery of then most recent previous Compliance Certificate) to such Responsible Officer's knowledge, no



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


Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

                  (e) ANNUAL BUDGET. Not later than 30 days after the end of each Fiscal Year, a budget and financial forecast (and from time to time updates thereto, if any) for the Borrower and its Subsidiaries (approved by the board of directors of the Borrower) including, (a) a forecasted operating cash flows statement of the Borrower and its Subsidiaries for the next succeeding Fiscal Year, (b) forecasted operating cash flows statement of the Borrower and its Subsidiaries for each Fiscal Quarter of the next succeeding Fiscal Year and (c) such other information and projections as the Administrative Agent may reasonably request, in each case, in a format satisfactory to the Administrative Agent.

                  (f) MANAGEMENT LETTERS, ETC. Within ten Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants;

                  (g) INTERCOMPANY LOAN BALANCES. Together with each delivery of any financial statement pursuant to CLAUSE (B) of this SECTION 6.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such financial statement, certified by a Responsible Officer.

                  SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within two Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default or Event of Default, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.3. LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower, expose the Borrower or such Subsidiary to liability in an amount aggregating $5,000,000 or more or which, if adversely determined, could be reasonably expected to result in a Material Adverse Change.

                  SECTION 6.4. STATION APPRAISALS. The Borrower shall deliver to the Administrative Agent a Station Appraisal promptly following any request therefore by the Requisite Lenders or (in the case of CLAUSE (B)) the Administrative Agent; PROVIDED that such request for an additional Station Appraisal may be made (a) once during any 12 month period (beginning on the first anniversary of the Closing Date), (b) additionally, if a Default or Event of Default has occurred which is continuing, at any time while so continuing and
(c) additionally, once following the consummation of Asset Sales in respect of Stations having an aggregate Fair Market Value in excess of $250,000,000 and once following further Asset Sales for each successive multiple of such amount.

                  SECTION 6.5. ASSET SALES. Prior to any Asset Sale (other than pursuant to SECTION 8.4(A) or (B)) anticipated to generate in excess of $10,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction, (b) stating the




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

estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries and (c) demonstrating that such Asset Sale will be in compliance with the proviso to SECTION 8.4.

                  SECTION 6.6. SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which the Borrower sends to its security holders generally and (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

                  SECTION 6.7. INSURANCE. As soon as is practicable and in any event within 180 days after the end of each Fiscal Year, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

                  SECTION 6.8. ERISA MATTERS. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

                  (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement regarding or written notice of such ERISA Event;

                  (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.9. OTHER INFORMATION. The Borrower will provide the Administrative Agent with such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:



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


                  SECTION 7.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and (to the extent material to its business) franchises, except as permitted by SECTIONS 8.4 and 8.7. and as indicated on SCHEDULE 4.3.

                  SECTION 7.2. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law including, the Communications Act, provisions of FCC Licenses, Broadcast Permits and other Permits and Contractual Obligations except where the failure so to comply would not in the aggregate be reasonably expected to result in a Material Adverse Change.

                  SECTION 7.3. CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in a manner consistent with past practice and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of CLAUSES
(A) and (B) above would be reasonably expected to result in a Material Adverse Change.

                  SECTION 7.4. FCC LICENSES. The Borrower shall, and shall cause each of its Subsidiaries to, keep in full force and effect each Material FCC License of such person.

                  (a) The Borrower shall provide a copy of any (or, in the event of any notice based on knowledge of the Borrower or any Subsidiary thereof, a brief description of such default and the basis of such knowledge) notice from the FCC of any violation with respect to any Material FCC License (which violation could reasonably be expected to result in the cancellation, termination or non-renewal thereof) received by it or any of its Subsidiaries (or with respect to which the Borrower or any of its Subsidiaries may have any knowledge).

                  (b) The Borrower shall establish and maintain wholly-owned License Subsidiaries for the purpose of holding the FCC Licenses related to the Stations owned by them on and after the Closing Date and shall cause the License Subsidiaries not (i) to own any material assets other than the FCC Licenses or
(ii) to have any material liabilities except pursuant to the Subsidiary Guarantee or the guarantees with respect to the New Senior Subordinated Notes and intercompany Indebtedness owed to the Borrower. At all times on and after the date hereof in the case of any FCC License acquired subsequent to the date hereof with respect to which it is not practicable to cause such FCC License to be acquired directly by a License Subsidiary, as soon as practicable following the date of acquisition and at all times thereafter), the Borrower shall, and shall cause its Subsidiaries to, cause each new FCC License issued by the FCC to be issued to, and held by, a License Subsidiary.

                  SECTION 7.5. PAYMENT OF TAXES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies the nonpayment of which results in, or could be reasonably expected to result in, a Material Adverse Change, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.6. MAINTENANCE OF INSURANCE. The Borrower shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by businesses of the size and character of the Borrower or such Subsidiary and, in any event, all insurance required by any Collateral Documents and (ii) cause all insurance maintained with respect to the properties of the Borrower and its Subsidiaries to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 7.7. ACCESS. The Borrower shall from time to time, permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), at such reasonable times during reasonable business hours, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests from the Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

                  SECTION 7.8. KEEPING OF BOOKS. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

                  SECTION 7.9. MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Broadcast Permits and other Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except, in each case, where the failure to so maintain and preserve could not in the aggregate be reasonably expected to result in a Material Adverse Change.

                  SECTION 7.10. APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.14.

                  SECTION 7.11. ENVIRONMENTAL. The Borrower shall, and shall cause each of its Subsidiaries to:

                  (a) comply, and undertake all reasonable efforts to ensure that all tenants under any lease or occupancy agreement affecting any portion of the properties owned, leased or operated by it and all other Persons on or occupying such property comply, in all material respects with all Environmental Laws; PROVIDED, that upon learning of any material noncompliance with Environmental Laws by the Borrower or any of its Subsidiaries, the Borrower shall promptly undertake all reasonable efforts to remedy such non-compliance;

                  (b) permit the Administrative Agent, from time to time (upon the Administrative Agent's determination in its reasonable discretion that any of the following is advisable, but without obligation upon the Administrative



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Agent), upon notice to the Borrower and as often as may reasonably be requested, to retain, at the Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Borrower and to conduct its own investigation of any of the properties owned, leased or operated by the Borrower or any of its Subsidiaries. The Borrower may receive copies of any reports prepared by independent experts, but the Administrative Agent and the Lenders shall have no duty to disclose or discuss any information produced by such reviews or investigations with the Borrower or any of its Subsidiaries;

                  (c) promptly advise the Administrative Agent in writing and in reasonable detail of (i) any Release of any Hazardous Material (of which the Borrower is aware) required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the Borrower or any other Person in response to (x) any Hazardous Material on, under or about any property owned, leaed or operated by the Borrower or its Subsidiaries, the existence of which could reasonably be expected to result in an Environmental Claim resulting in a Material Adverse Change or (y) any Environmental Claim that could reasonably be expected to result in a Material Adverse Change, (iv) the Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property owned, leased or operated by the Borrower or its Subsidiaries that could cause such property or any part thereof to be classified as a " BORDER-ZONE PROPERTY" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to result in a Material Adverse Change, and (v) any request for information from any governmental agency that indicates such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials;

                  (d) promptly notify the Lenders of any proposed acquisition or disposition of stock, assets, or property by the Borrower or its Subsidiaries, that could reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could result in a Material Adverse Change and of any proposed action to be taken by the Borrower or any of its Subsidiaries to commence or cease manufacturing, industrial or other operations that could reasonably be expected to subject the Borrower or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental Permits;

                  (e) at their own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection; and

                  (f) promptly take any and all necessary remedial action required by all applicable Environmental Laws and perform such remedial action in compliance with all applicable Environmental Laws and orders and directives of all federal, state and local governmental authorities except when and only to the extent that the Borrower's or such Subsidiary's liability for the presence, storage, use, disposal, transportation or discharge of any Hazardous Material is not reasonably likely to give rise to a Material Adverse Change.

                  SECTION 7.12. ADDITIONAL COLLATERAL AND GUARANTIES. To the extent not delivered to the Administrative Agent on or before the Closing Date, the Borrower agrees promptly to (i) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in


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the Stock and Stock Equivalents and other debt Securities of any Subsidiary which are owned by the Borrower or any of its Subsidiaries and requested to be pledged by the Administrative Agent; PROVIDED, HOWEVER, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Voting Stock of any Subsidiary that is not a Domestic Subsidiary, (ii) deliver to the Collateral Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be,
(iii) in the case of any such Subsidiary that is a Domestic Subsidiary cause such new Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                  SECTION 7.13. INTEREST RATE CONTRACTS. The Borrower shall, within 120 days after the Closing Date, enter into and maintain Interest Rate Contract or Contracts, on terms and with counterparties satisfactory to the Administrative Agent, to provide protection against interest rates on Indebtedness bearing floating interest rates until the Loans have been repaid in full with respect to a notional amount of at least 50% of the Term A Loans and Term B Loans (provided, however, that such notional amount shall, as of any date of determination, be reduced by the aggregate amount of Eurodollar Rate Loans that have an Interest Period of 9 months or longer).

                  SECTION 7.14. UNRESTRICTED SUBSIDIARIES. The Borrower shall:

                  (a) cause the management, business and affairs of each Unrestricted Subsidiary to be conducted in such a manner so that such Unrestricted Subsidiary will be perceived as a legal entity separate and distinct from the Borrower and its Subsidiaries; and

                  (b) enter in a tax sharing agreement on terms and conditions customary and reasonably satisfactory to the Administrative Agent if the Administrative Agent shall reasonably determine that such an agreement is necessary to provide for the fair and reasonable allocation of federal, state and local tax liabilities and benefits between and among (i) the Borrower and its Subsidiaries and (ii) any Unrestricted Subsidiaries.

                  SECTION 7.15. DISSOLUTION SUBSIDIARIES. The Borrower shall (a) ensure that no Dissolution Subsidiary shall at any time have any assets or (except pursuant to the Loan Documents) liabilities and (b) use its best efforts to effect the dissolution of each Dissolution Subsidiary on or before September 30, 2001.




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                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 8.1. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                  (a) the Obligations;

                  (b) the New Senior Subordinated Notes and other Indebtedness existing on the date of this Agreement which is disclosed on SCHEDULE 8.1;

                  (c) Guaranty Obligations incurred by the Borrower or any Subsidiary Guarantor in respect of Indebtedness of the Borrower or any Subsidiary Guarantor otherwise permitted by this SECTION 8.1;

                  (d) Capital Lease Obligations and purchase money Indebtedness incurred (or assumed, pursuant to any Permitted Acquisition) by the Borrower or a Subsidiary of the Borrower (other than a License Subsidiary) to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed at any time (i) in respect of the sale and leaseback transactions in respect of broadcasting towers permitted by SECTION 8.6 (to the extent such transactions are structured as Capital Lease Obligations), $40,000,000 in aggregate and (ii) in respect of all other transactions, $10,000,000 in aggregate; PROVIDED, HOWEVER, that (x) the aggregate principal amount outstanding pursuant to CLAUSES (I) and (II) shall not at any time exceed $40,000,000 and (y) the Capital Expenditure related to any such transaction is otherwise permitted by SECTION 5.7;

                  (e) Subordinated Debt incurred by the exchange or conversion of any existing exchangeable or convertible Preferred Stock into Indebtedness; PROVIDED, HOWEVER, that no such exchange or conversion shall be permitted (A) unless (x) (either prior to or at the time of such exchange or conversion) the terms of such Indebtedness shall be amended to provide that (i) no cash interest payments shall be made in respect of such Subordinated Debt prior to the Final Maturity Date (although the non-cash interest rate in respect thereof may be increased by up to two per cent. per annum) and (ii) (to the extent deemed necessary by the Administrative Agent) no payment on any guaranty in respect of such Subordinated Debt given by the Restricted License Subsidiary shall be made prior to the repayment in full of the Loan Sub-Portion and (y) the exchange or conversion is otherwise made in accordance with the terms of the relevant Preferred Stock Documents as at the date hereof and (B) if a Default or Event of Default has occurred which is continuing or would result therefrom;

                  (f) zero coupon Subordinated Debt which refinances the Preferred Stock or the Subordinated Debt referred to in SECTION 8.1(E) which provides that no payment on any guaranty in respect thereof by the Restricted License Subsidiary shall be made prior to the repayment in full of the Loan Sub-Portion and which shall otherwise be on terms (including in respect of principal amount, amortization, maturity and subordination) which are no less favorable to the Borrower and the Lenders than the terms of the Preferred Stock or related Subordinated Debt being refinanced; PROVIDED, HOWEVER, that no such Subordinated Debt shall be permitted to be incurred, issued or assumed if a Default or Event of Default has occurred which is continuing or would result therefrom.

                  (g) renewals, extensions, refinancings and refundings of Indebtedness permitted by CLAUSE (D) of this SECTION 8.1 and any existing Capital Lease Obligations and purchase money Indebtedness set forth on SCHEDULE 8.1; PROVIDED, HOWEVER, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (h) Indebtedness (evidenced by a Pledged Note reasonably satisfactory to the Administrative Agent which has been delivered to the Administrative Agent) arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor or from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor and (ii) from the Borrower or any Subsidiary Guarantor (other then a License Subsidiary) to any Subsidiary of the Borrower that is not a Subsidiary Guarantor or a License Subsidiary; PROVIDED, HOWEVER, that the Investment in the intercompany loan to or from such Subsidiary is permitted under SECTION 8.3 and PROVIDED FURTHER that no License Subsidiary shall owe any intercompany Indebtedness except to the Borrower;

                  (i) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business (other than of a License Subsidiary);

                  (j) Obligations (other than of a License Subsidiary) under Interest Rate Contracts required by SECTION 7.13;

                  (k) obligations (other than of a License Subsidiary) pursuant to a Pre-Approved Securitization Transaction permitted pursuant to SECTION 8.4(F); and

                  (l) any other Indebtedness not exceeding $10,000,000 in aggregate.

                  SECTION 8.2. LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement and disclosed on SCHEDULE 8.2;

                  (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

                  (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under
SECTION 8.1(D) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by CLAUSES (B) or
(D) of this SECTION 8.2 without any change in the assets subject to such Lien;
and

                  (f) Liens in favor of lessors securing operating leases.

                  SECTION 8.3. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

                  (a) Investments existing on the date of this Agreement and disclosed on SCHEDULE 8.3;

                  (b) Investments in Cash Equivalents held in a Control Account (as defined in the Pledge and Security Agreement) with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

                  (c) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

                  (d) Investments constituting Permitted Acquisitions;

                  (e) Investments in Joint Ventures, Unrestricted Subsidiaries and other Persons; PROVIDED, that (i) the aggregate amount of such Investments made in cash and the Fair Market Value of all such non-cash assets so invested shall not exceed $40,000,000, (ii) no Default or Event of Default has occurred which is continuing or would result from such Investment and (iii) (x) until delivery of a Compliance Certificate for the Fiscal Quarter ended March 31, 2004, after giving effect to such Investment, the Borrower shall have Liquidity of at least $65,000,000 and (y) after delivery of a Compliance Certificate for the Fiscal Quarter ended March 31, 2004, the Borrower shall be in compliance with the financial covenants set forth in SECTIONS 5.3 through 5.7 on an historical PRO FORMA basis for the period of four Fiscal Quarters ending immediately prior to such Investment (assuming such Investment occurred on the first day of the applicable period);

                  (f) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

                  (g) Investments by (i) the Borrower in any Subsidiary Guarantor, or by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor, (ii) the Borrower or any Subsidiary Guarantor in connection with a Permitted Acquisition, and (iii) a Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Subsidiary;

                  (h) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not exceed the outstanding principal amount of $1,000,000 in respect of any one employee, and $5,000,000 in the aggregate, at any time;

                  (i) Investments (which are pledged to the Administrative Agent) received pursuant to an Asset Sale which is permitted pursuant to SECTION 8.4;



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


                  (j) any Investment made which is an Asset Swap, to the extent permitted by SECTION 8.4(J).

                  (k) any other Investments not exceeding $1,000,000 in the aggregate.

                  SECTION 8.4. SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease, securitize, exchange or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (any such disposition being an "ASSET SALE"), except:

                  (a) the sale or disposition of inventory or equipment in the ordinary course of business (including pursuant to the implementation of joint sales agreements);

                  (b) the sale or disposition of equipment which have become obsolete or are replaced in the ordinary course of business;

                  (c) the lease or sublease of real property not constituting a sale and leaseback (other than a sale and leaseback permitted by SECTION 8.6);

                  (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

                  (e) any Asset Sale to the Borrower or any Subsidiary Guarantor (except any Asset Sale made by the Restricted License Subsidiary);

                  (f) as long as no Default or Event of Default is continuing or would result therefrom, any Pre-Approved Securitization Transaction for Fair Market Value;

                  (g) as long as no Default or Event of Default is continuing or would result therefrom, any Pre-Approved Station Sale for Fair Market Value; PROVIDED, that the aggregate consideration payable to the Borrower or its Subsidiaries in respect of such Asset Sale is not less than 75% in cash;

                  (h) as long as no Default or Event of Default is continuing or would result therefrom, any Spectrum License Sale for Fair Market Value, payable at least as to 75% in cash upon such sale, PROVIDED, that the Net Cash Proceeds of such Asset Sale are applied to the prepayment of the Obligations to the extent required by SECTION 2.7;

                  (i) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable as to 75% in cash upon such sale; PROVIDED, HOWEVER, that with respect to any such sale pursuant to this CLAUSE (I) all Net Cash Proceeds of such Asset Sale are applied to the prepayment of the Obligations to the extent required by SECTION 2.7;

                  (j) as long as no Default or Event of Default is continuing or would result therefrom, any Asset Swap, PROVIDED, that (i) the Borrower shall have given the Administrative Agent prior notice thereof, (ii) the consideration received by the Borrower or any of its Subsidiaries therefor shall be at least equal to the Fair Market Value of the assets transferred by it pursuant to such Asset Swap, (iii) if and to the extent that the Borrower or any of its Subsidiaries receives consideration for the assets transferred by it pursuant to such Asset Swap that is in addition to the Equivalent Assets received in exchange therefor, such Asset Swap shall be permitted only if the provisions of SECTIONS 2.7(A) and 8.4(I) shall be complied with in connection therewith and
(iv) no Asset Swap shall be permitted in any Fiscal Year if, after giving effect thereto, the Station Value attributable to all assets transferred by the Borrower and its Subsidiaries pursuant to Asset Swaps during such Fiscal Year shall be equal to or greater than 10% of the aggregate Station Value as of the first day of such Fiscal Year (or, in respect of the Fiscal Year ending December 31, 2001, as of the Closing Date).

PROVIDED, HOWEVER, that (notwithstanding the foregoing) prior to the repayment in full of the Loan Sub-Portion, the Restricted License Subsidiary shall not make an Asset Sale of any FCC License if the principal outstanding amount of the Loan Sub-Portion exceeds or would (as a result thereof) exceed 33% of the portion of Station Value which is solely attributable to the value of all FCC Licenses held by the Restricted License Subsidiary.

                  SECTION 8.5. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:

                  (a) the redemption of the New Senior Subordinated Notes or any Preferred Stock from the Net Cash Proceeds arising from Spectrum License Sales to the extent not required to be applied in mandatory prepayment of the Obligations pursuant to SECTION 2.7(A)(I);

                  (b) the following dividends on the Preferred Stock:

                  (i) cash dividends on the 12-1/2% Cumulative Exchangeable Preferred Stock; PROVIDED, HOWEVER, that no such cash dividends shall be permitted prior to the date of delivery of a Compliance Certificate for the Fiscal Quarter ended March 31, 2004 unless, after giving effect to the payment of such dividends, the Dividend Payment Ratio for the most recently ended Fiscal Quarter (for which a Compliance Certificate has been delivered) would be equal to or greater than 1.0 to 1.

                  (ii) cash dividends on the 13-1/4% Cumulative Junior Exchangeable Preferred Stock if, after giving effect to the payment of such dividends, the Fixed Charge Coverage Ratio for the twelve month period ending on the most recently ended Fiscal Quarter (for which a Compliance Certificate has been delivered) is at least 1.2 to 1;

PROVIDED, HOWEVER, that the Restricted Payments described in CLAUSES (A) and (B) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries; and PROVIDED FURTHER, that, notwithstanding any other provision of this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, permit any Unrestricted Subsidiary to make any Restricted Payment of the types described in CLAUSE (B) or CLAUSE
(C) of the definition of "RESTRICTED PAYMENT" in SECTION 1.1.

                  SECTION 8.6. OPERATING LEASES; SALE/LEASEBACKS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction other than with respect to broadcasting towers with an aggregate Fair Market Value not in excess of $40,000,000.



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


                  SECTION 8.7. RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS. Except in connection with a Permitted Acquisition, the Borrower will not, and will not permit any of its Subsidiaries to (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary unless, after giving effect thereto, the Borrower is in compliance with SECTION 7.12; PROVIDED, HOWEVER, that, so long as no Default or Event of Default is outstanding or would result therefrom, (i) the Borrower shall be permitted to merge with any Subsidiary Guarantor if the Borrower is the surviving Person, (ii) a Subsidiary Guarantor (other than any License Subsidiary) shall be permitted to merge with another Subsidiary Guarantor (other than any License Subsidiary), and (iii) any Dissolution Subsidiary shall be permitted to be dissolved as contemplated by SECTION 4.24.

                  SECTION 8.8. CHANGE IN NATURE OF BUSINESS.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than a Core Business, any business which they are engaged in at the Closing Date and any other business which they acquire as a result of an Investment permitted by SECTIONS 8.3.

                  (b) The Borrower shall not permit any License Subsidiary to engage in any business other than the holding, ownership and maintenance of FCC Licenses and the performance of its obligations under any of the Loan Documents to which it is a party and shall not permit any Subsidiary, other than a License Subsidiary, to own a Material FCC License.

                  SECTION 8.9. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower (or any officer or director of the Borrower or any of its Affiliates) which is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower (or any officer or director of the Borrower or any of its Affiliates) which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower (or any officer or director of the Borrower or any of its Affiliates) which is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower (or any officer or director of the Borrower or any of its Affiliates) which is not a Subsidiary of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of , any Affiliate of the Borrower (or any officer or director of the Borrower or any of its Affiliates) which is not a Subsidiary Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions on terms that are (when taken as a whole) no less favorable to the Borrower or such Subsidiary Guarantor than those that might reasonably be expected to be obtained at such time in a comparable arm's length transaction with a Person not an Affiliate (or any officer or director of the Borrower or any of its Affiliates) and (ii) salaries and other employee compensation to officers or directors of the Borrower or any of its Subsidiaries.

                  SECTION 8.10. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents, any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (B) or (D) of SECTION 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) and any executed agreement with respect to an Asset Sale permitted under SECTION 8.4, the Borrower will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.11. DISPOSAL OF SUBSIDIARY STOCK The Borrower shall not, and shall not permit any of its Subsidiaries to, except as permitted by SECTIONS 8.4 and 8.7:

                  (a) directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Stock of any of its Subsidiaries, except to the Borrower, a Subsidiary of the Borrower, or to qualify directors if required by applicable law.

                  SECTION 8.12. MODIFICATION OF CONSTITUENT DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which, individually or in the aggregate, do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries, or the interests of the Administrative Agent and the Lenders under the Loan Documents or in the Collateral.

                  SECTION 8.13. MATERIAL AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Material Agreement (except for modifications which do not materially and adversely affect the rights and privileges of the Borrower or any of its Subsidiaries under such Material Agreement, or the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any breach or default to exist under any Material Agreement or take or fail to take any action thereunder, if to do so could be reasonably expected to result in a Material Adverse Change; PROVIDED, HOWEVER, that "MATERIAL AGREEMENTS" for the purposes of this SECTION
8.13 shall not include Subordinated Debt Documents and Preferred Stock
Documents.

                  SECTION 8.14. MODIFICATION OF SUBORDINATED DEBT DOCUMENTS AND PREFERRED STOCK DOCUMENTS.

                  (a) Except as provided in SECTION 8.1(E), the Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of any Subordinated Debt Document or Preferred Stock Document (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate or dividend on such Subordinated Debt or Preferred Stock; (ii) change the dates upon which payments of principal or interest, or the dates of redemption or payment of dividends are due on such Subordinated Debt or Preferred Stock other than to extend such dates; (iii) change any default or event of default therein other than to delete or make less restrictive any default provision therein, or add any covenant with respect thereto; (iv) change the redemption or prepayment provisions of such Subordinated Debt or Preferred Stock other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (v) change or amend any other term if such change or amendment would materially increase the obligations of the Borrower or such Subsidiary (as the case may be) or confer additional rights to the holder of such Subordinated Debt or Preferred Stock in a manner materially adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender.

                  (b) The Borrower shall not designate any Indebtedness (other than the Indebtedness under the Loan Documents and under Hedging Contracts with any Lender) as "DESIGNATED SENIOR DEBT" pursuant to any of the Preferred Stock Documents or the Subordinated Debt Documents

                  SECTION 8.15. ACCOUNTING CHANGES; FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.16. MARGIN REGULATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board).

                  SECTION 8.17. CANCELLATION OF INDEBTEDNESS OWED TO IT. The Borrower will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice.

                  SECTION 8.18. NO SPECULATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction involving Hedging Contracts except as required by SECTION 7.13 or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                  SECTION 8.19. COMPLIANCE WITH ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that could be reasonably expected to result in a Material Adverse Change.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) the Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or

                  (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in CLAUSE (A) above) and such non-payment continues for a period of two Business Days after the due date therefor;

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in ARTICLE V, SECTIONS 6.2, 7.1, 7.10 or
7.12 or ARTICLE VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this CLAUSE
(II) shall remain unremedied for 30 days (or, in respect of SECTIONS 6.1 OR 7.7, for 5 Business Days) after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender; or

                  (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) the Borrower or any of its Subsidiaries shall breach any material provision of any Material Agreement which (in the case of this CLAUSE (IV)) could reasonably be expected to result in a Material Adverse Change; or

                  (f) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION (F); or

                  (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $5,000,000 in the case of a money judgment, shall be rendered against one or more of the Borrower and its Subsidiaries and, to the extent not covered by insurance , shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any order, judgment or decree shall be entered against any Loan Party or any of their respective Subsidiaries decreeing a dissolution or split-up of any Loan Party or any of their respective Subsidiaries, and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                  (i) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $5,000,000 in the aggregate; or

                  (j) any provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party party thereto, or any Loan Party shall so state in writing; or

                  (k) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

                  (l) there shall occur any Change of Control; or

                  (m) there shall occur a Material Adverse Change, and such Material Adverse Change is not remedied to the satisfaction of the Administrative Agent within 30 days of its occurrence; or

                  (n) any Material FCC License shall be (i) canceled, terminated or finally denied renewal for any reason; or (ii) renewed on terms which materially adversely affect the economic or commercial value or usefulness thereof; or

                  (o) the Borrower or any of its Subsidiaries shall fail to comply in all material respects with the requirements of any FCC consent obtained to consummate any acquisition.

                  SECTION 9.2. REMEDIES.

                  (a) During the continuance of any Event of Default, the Administrative Agent (i) may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan shall immediately terminate, and/or (ii) may and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in SECTION 9.1(F), (A) the Commitments of each Lender to make Loans and of each Lender shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  (b) On and following the exercise by the Administrative Agent of rights under SECTION 9.2(A) or the operation of SECTIONS 9.2(A)(A) OR (B), each Lender shall be deemed to purchase participations in each other Loan outstanding from each other Lender, such that after giving effect to such purchases, each Lender will hold a portion of each Loan (including the Loan Sub-Portion) equal to its Ratable Portion of all Loans outstanding at such time and shall receive such payments pursuant to SECTION 2.11 towards repayment of its Loans in such amounts as if each Lender held a Ratable Portion of all Loans outstanding at such time; PROVIDED, HOWEVER, that each participation which is deemed purchased pursuant to this SECTION 9.2(B) shall be in respect of the principal of, and not interest on, each Loan so participated.

                  SECTION 9.3. RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                  SECTION 10.1. AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints Citicorp as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and that under the Collateral Documents the Administrative Agent is acting as agent for the Lenders and the other Secured Parties.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to liability individually unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, each of the Syndication Agent and each Co-Documentation Agent is a Lender designated as "SYNDICATION AGENT" or "CO-DOCUMENTATION AGENT" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party or any Lender and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement. The Arranger shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party.

                  SECTION 10.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with SECTION 11.2; (b) may rely on the Register to the extent set forth in SECTION 11.2(C); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it in good faith to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3. THE ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, if any, the Administrative Agent in its individual capacity as Lender, shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.



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


                  SECTION 10.4. LENDER CREDIT DECISION. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 10.5. INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  SECTION 10.6. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower or may be removed at any time (with or without cause) upon by written notice of the Requisite Lenders. Upon any such resignation or notice of removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or receipt of notice of removal, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation or removal, the retiring Administrative Agent



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

shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10.7. CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.

                  (a) Each Lender agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause
(ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders:

                  (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable;

                  (ii) against any assets that are subject to a Lien permitted by SECTION 8.2(B), (D) or (E); and

                  (iii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, against any part of the Collateral, if such release is consented to by the Requisite Lenders (or all the Lenders, if required pursuant to SECTION 11.1(A)(VIII)).

                  Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant


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


to this SECTION 10.7 promptly upon the effectiveness of any such release.

                  SECTION 10.8. COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Administrative Agent or the Lenders (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations;
(ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and (iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in SECTION 11.6.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

                  (i) waive any of the conditions specified in SECTION 3.1 or
         3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders or the Administrative Agent;



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


                  (ii) increase the Commitments of such Lender or subject such Lender to any additional obligation;

                  (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that SECTION 2.7 does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitments;

                  (iv) reduce the principal amount of any Loan (other than by the payment or prepayment thereof) owing to such Lender;

                  (v) reduce the rate of interest on any Loan owing to such Lender or the basis of any fee payable to such Lender hereunder;

                  (vi) postpone any scheduled date fixed for payment of such interest or fees to such Lender;

                  (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                  (viii) release all or substantially all of the Collateral except as provided in SECTION 10.7(B) or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by the Loan Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                  (ix) amend SECTION 10.7(B) or this SECTION 11.1 or the definition of the terms "REQUISITE LENDERS", "REQUISITE REVOLVING CREDIT LENDERS", "REQUISITE TERM A LOAN LENDERS", "REQUISITE TERM B LOAN LENDERS" or "RATABLE PORTION"; and PROVIDED, FURTHER, (A) that any modification of the application of payments to the Term A Loans or Term B Loans pursuant to SECTION 2.7 shall require the consent of the Requisite Term A Loan Lenders or the Requisite Term B Loan Lenders (as the case may be) and any such modification of the application of payments to the Revolving Loans pursuant to SECTION 2.7 and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  SECTION 11.2. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees, or grant a Lien on (provided that upon foreclosure or other exercise of remedies in respect of such Lien, the holder thereof shall be subject to all the provisions of this SECTION 11.2), all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term A Loans, Term B Loans and the Revolving Loan); PROVIDED, HOWEVER, that (i) (A) if any such assignment shall be of the assigning Lender's Revolving Loans and Revolving Credit Commitment, such assignment shall



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


cover the same percentage of such Lender's Revolving Loans and Revolving Credit Commitment, and (B) if any such assignment shall be of the assigning Lender's Term A Loans and Term A Loan Commitment or Term B Loans and Term B Loan Commitment, such assignment shall cover the same respective percentage of such Lender's Term A Loans and Term A Loan Commitment or Term B Loans and Term B Loan Commitment (as the case may be), (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $2,500,000 or an integral multiple of $500,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that, notwithstanding any other provision of this SECTION 11.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing. Any such assignment need not be ratable as among the Facilities; PROVIDED, HOWEVER, notwithstanding anything herein to the contrary each assignment by a Lender of each Loan, on and following the operation of SECTION 9.2(B), shall cover the same respective percentage of such Lender's deemed participations in the Term B Loan (including the Loan Sub-Portion), the Revolving Loans and the Term A Loans.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice and the Administrative Agent shall



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

provide to the Borrower a copy of the Register promptly following the Borrower's request from time to time.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments and Term A Loans and Term B Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Term A Loans and Term B Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Term A Loans and Term B Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of EXHIBIT B-1, B-2 or B-3 hereto, as applicable.

                  (e) In addition to the other assignment rights provided in this SECTION 11.2, each Lender may pledge or assign a security interest in any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to secure obligations to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board and (ii) in the case of any Lender that is a Fund, any holders of obligations owed or Securities issued by such Lender as security for such obligations or Securities, or any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term A Loans, Term B Loans and Revolving Loans). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with SECTION 10.7(B). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of SECTIONS 2.12(D), 2.13 and 2.14 as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any



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participant of any interest of any Lender, under SECTION 2.12(D), 2.13 or 2.14, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  SECTION 11.3. COSTS AND EXPENSES.

                  (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and performance of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents (other than in any such proceeding which is solely among any of the Lenders or any of the Lenders and the Administrative Agent); (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent or such Lenders (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "WORK-OUT" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents (other than in any such proceeding which is solely among any of the Lenders or any of the Lenders and the Administrative Agent); and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES
(I) through (III) above.



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


                  SECTION 11.4. INDEMNITIES.

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE III) (each such Person being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrower shall not have any obligation under this SECTION 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in CLAUSES (I),
(ii), (III) and (IV) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender, or the Administrative Agent, any Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or any agent on behalf of the Administrative Agent or such Lender.

                  (b) The Borrower shall indemnify the Administrative Agent, the Lenders for, and hold the Administrative Agent, the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this SECTION 11.4) or any other Loan Document shall (i) survive


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payment in full of the Obligations and the termination of this Agreement and
(ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 11.5. LIMITATION OF LIABILITY. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages, and to the extent permitted by law, the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 11.7. SHARING OF PAYMENTS, ETC.

                  (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to SECTION 11.3 (other than payments pursuant to SECTION 2.12, 2.13 or 2.14) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "PURCHASING LENDER") shall forthwith purchase from the other Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this SECTION 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as


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if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a)      if to the Borrower:

                           Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, FL  33401
                           Attention:    Thomas E. Severson, Jr., Chief
                                         Financial Officer, with a copy to
                                         Anthony L. Morrison, Esq. General
                                         Counsel
                           Telecopy no:  561-659-4754

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE II or on the signature page of any applicable Assignment and Acceptance;

                  (c)      if to the Administrative Agent:

                           Citicorp USA, Inc.
                           2 Penns Way, Suite 200
                           New Castle, DE  19720
                           Attention:       Christian Laughton
                           Telecopy no:     302 894 6120

                           with a copy to:

                           390 Greenwich Street, First Floor
                           New York, NY  10013
                           Attention:       Mark Floyd
                           Telecopy no:     (212) 723 8547

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); PROVIDED, HOWEVER, that notices and communications to the Administrative Agent pursuant to ARTICLE II or X shall not be effective until received by the Administrative Agent.

                  SECTION 11.9. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding




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

upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 11.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in SECTION 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this SECTION 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  SECTION 11.13. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 11.14. MARSHALING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 11.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  SECTION 11.17. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11.18. CONFIDENTIALITY. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to assignees, participants or direct or indirect swap counterparties or potential assignees, participants or direct or indirect swap counterparties and their respective professional advisors who each agree to be bound by the provisions of this
SECTION 11.18, or (e) to the national association of insurance commissioners or any similar organization or any nationally recognized rating agency (who each agree to be bound by the provisions of this SECTION 11.18), to the extent required by any of the foregoing with respect to a Lender's investment portfolio in connection with ratings to be issued with respect to such Lender.

                  SECTION 11.19. DESIGNATED SENIOR DEBT. The Borrower hereby designates the Obligations as "DESIGNATED SENIOR DEBT" as such term is defined in, and for the purposes of, the Preferred Stock Documents and the Subordinated Debt Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   PAXSON COMMUNICATIONS CORPORATION
                                     AS BORROWER

                                   By:
                                         --------------------------------------
                                         TITLE: SENIOR VICE PRESIDENT, CHIEF
                                                FINANCIAL OFFICER AND
                                                TREASURER

                                   CITICORP USA, INC.
                                     ADMINISTRATIVE AGENT


                                   By:
                                         --------------------------------------
                                         TITLE:


                                   LENDERS

                                   CITICORP USA, INC.


                                   By:
                                         --------------------------------------
                                         TITLE:


                                   UNION BANK OF CALIFORNIA, N.A.


                                   By:
                                         --------------------------------------
                                         TITLE:


                                   CIBC INC.


                                   By:
                                         --------------------------------------
                                         TITLE:


                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:
                                         --------------------------------------
                                         TITLE:


                                   [INSERT NAME OF LENDER]


                                   By:
                                         --------------------------------------
                                         TITLE:




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